                                   EXHIBIT 5.1

                              AMENDED AND RESTATED

                       LOAN AND CREDIT FACILITY AGREEMENT

                                 BY AND BETWEEN

                              KRAMONT REALTY TRUST,
                      KRAMONT OPERATING PARTNERSHIP, L.P.,
                           MONTGOMERY CV REALTY, L.P.,
                         CENTURY PLAZA ASSOCIATES, L.P.,
                         MARLTON PLAZA ASSOCIATES, L.P.,
                       LAKEWOOD PLAZA 9 ASSOCIATES, L.P.,
                       CHERRY SQUARE MCV ASSOCIATES, L.P.,
                               KR BAINBRIDGE LLC,
                                 KR BARN, L.P.,
                             KR BRADFORD MALL, L.P.,
                                  LILAC DE LLC,
                     CULPEPER SHOPPING CENTER JOINT VENTURE,
                                 KRT UNION LLC,
                              KR HARRODSBURG, LLC,
                                KR MORGANTON LLC,
                               KR TOWER PLAZA LLC,
                            KR DEVELOPMENT, L.P., AND
                                KR WAMPANOAG LLC

                            (COLLECTIVELY, BORROWER)

                                       AND

                      GMAC COMMERCIAL MORTGAGE CORPORATION

                                    (LENDER)

                                 AUGUST 1, 2000
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                                TABLE OF CONTENTS

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ARTICLE 1         CERTAIN DEFINITIONS ...............................................         2





ARTICLE 2         LOANS .............................................................        13

         2.1      Facility Allocation ...............................................        13

         2.2      Interest ..........................................................        15

         2.3      Payments ..........................................................        16

         2.4      Final Maturity Dates ..............................................        17

         2.5      Increased Cost and Reduced Return .................................        17

         2.6      No Assignment/Due on Sale .........................................        18

         2.7      Loans After Default ...............................................        19

         2.8      Release of Projects ...............................................        19

         2.9      Disbursement ......................................................        19





ARTICLE 3         CRITERIA AND CONDITIONS ...........................................        19

         3.1      Procedure .........................................................        19

         3.2      Loan Criteria .....................................................        20

         3.3      New Loan Conditions ...............................................        20

         3.4      General Conditions ................................................        24





ARTICLE 4         ADDITIONAL CONDITIONS FOR SUBSEQUENT ADVANCES .....................        24
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         4.1      Title Documents ...................................................        25

         4.2      Lender's Fees .....................................................        25

         4.3      Certificate Requesting Future Advance .............................        25

         4.4      Verification of Capital Expenditures ..............................        25





ARTICLE 5         AFFIRMATIVE COVENANTS .............................................        25

         5.1      Maintenance Tests .................................................        26

         5.2      Periodic Review/Required Pay Down .................................        27

         5.3      Inspections .......................................................        28

         5.4      Existence, Properties, Etc. .......................................        28

         5.5      Payment of Indebtedness, Taxes, Etc. ..............................        28

         5.6      Financial Statements/Project Reports ..............................        28

         5.7      Notices ...........................................................        31

         5.8      Payment of Costs and Expenses .....................................        31

         5.9      Security Interest .................................................        32

         5.10     Further Assurances/Additional Pledges .............................        33

         5.11     Personalty and Fixtures ...........................................        33

         5.12     Appraisal .........................................................        33

         5.13     Insurance .........................................................        33

         5.14     Estoppel Certificates .............................................        34

         5.15     REIT Status .......................................................        34

         5.16     Net Worth; Net Income .............................................        34

         5.17     Borrower's Covenant to Post Cash or Collateral if Maximum
                  Availability under Hilcoast Note Advance is Exceeded ..............        34

         5.18     Borrower's Covenant to Pay Down Certain Non-Conforming Kranzco ....        34





ARTICLE 6         NEGATIVE COVENANTS ................................................        35

         6.1      Additional Financing ..............................................        35
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         6.2      No Waste ..........................................................        35

         6.3      Negative Pledge ...................................................        35

         6.4      Consolidations, Mergers and Acquisitions ..........................        35

         6.5      Judgments .........................................................        36

         6.6      Use of a Project ..................................................        36

         6.7      Changes in Ownership/Control ......................................        36





ARTICLE 7         RESERVES ..........................................................        36

         7.1      Establishment of Reserves .........................................        36

         7.2      Reserves as Additional Security and Source of Repayment ...........        37

         7.3      Deposits ..........................................................        37

         7.4      Disbursements and Interest ........................................        38

         7.5      Intentionally Deleted. ............................................        38





ARTICLE 8         REPRESENTATIONS AND WARRANTIES ....................................        38

         8.1      Organization, Power, Etc. .........................................        38

         8.2      Authorization of Borrowing, Etc. ..................................        38

         8.3      Governmental Approval .............................................        39

         8.4      No Material Changes, Etc. .........................................        39

         8.5      Permits ...........................................................        39

         8.6      Litigation ........................................................        39

         8.7      Compliance With Other Instruments, Laws, Etc. .....................        39

         8.8      Agreements ........................................................        40

         8.9      Taxes .............................................................        40

         8.10     Compliance with Law ...............................................        40

         8.11     ERISA .............................................................        40

         8.12     Financial Statements ..............................................        40

         8.13     Place of Business .................................................        40
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         8.14     Brokerage Commission ..............................................        40

         8.15     Utilities .........................................................        41

         8.16     Access ............................................................        41

         8.17     Supporting Documents ..............................................        41

         8.18     Title to Projects .................................................        41

         8.19     Title to Collateral Notes .........................................        41

         8.20     Leases ............................................................        41

         8.21     Compliance with Environmental Laws ................................        41






ARTICLE 9         EVENTS OF DEFAULT AND CERTAIN REMEDIES ............................        42

         9.1      Default ...........................................................        42

         9.2      Cross Default and Cross Collateralization .........................        44

         9.3      Remedies ..........................................................        45

         9.4      Remedies Cumulative ...............................................        45





ARTICLE 10        LENDER'S DISCLAIMERS - BORROWER'S INDEMNITIES .....................        45

         10.1     No Liability of Lender ............................................        45

         10.2     No Obligation by Lender to Operate ................................        46

         10.3     Indemnity by Borrower .............................................        46

         10.4     Relationship of Parties ...........................................        47





ARTICLE 11        MISCELLANEOUS .....................................................        47

         11.1     Amendment; Waiver .................................................        47

         11.2     Severability ......................................................        48

         11.3     Governing Law; Jurisdiction and Venue .............................        48

         11.4     Headings ..........................................................        48
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         11.5     Notices ...........................................................        48

         11.6     Publicity .........................................................        49

         11.7     Survival of Loan Agreement ........................................        49

         11.8     Waiver of Jury Trial ..............................................        50

         11.9     Controlling Document ..............................................        50

         11.10    Successors ........................................................        50

         11.11    Time ..............................................................        50

         11.12    Changes ...........................................................        50

         11.13    Counterparts ......................................................        51

         11.14    Recitals ..........................................................        51

         11.15    Marshaling and Other Matters ......................................        51


EXHIBIT A         LIST OF ANCHOR TENANTS ............................................       A-1

EXHIBIT B         LIST OF NON-CONFORMING KRANZCO LOANS ..............................       B-1

EXHIBIT C         TENANT ESTOPPEL CERTIFICATE .......................................       C-1

EXHIBIT D         FORM OF SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT ...       D-1

EXHIBIT E         UNDERWRITING CHECKLIST ............................................       E-1

EXHIBIT F         FORM OF CERTIFICATE REQUESTING FUTURE ADVANCE .....................       F-1

EXHIBIT G         FORM OF CERTIFICATE OF FACILITY'S COMPLIANCE WITH FINANCIAL TESTS .       G-1

EXHIBIT H         FORM OF QUARTERLY CERTIFICATE OF PROJECT COMPLIANCE ...............       H-1

EXHIBIT I         FORM OF QUARTERLY CERTIFICATE OF STATUS OF HILCOAST

                  LOAN ADVANCE ......................................................       I-1

EXHIBIT J         SINGLE-PURPOSE ENTITY REQUIREMENTS ................................       J-1

EXHIBIT K         SCHEDULE OF LITIGATION ............................................       K-1

EXHIBIT L         LIST OF ENVIRONMENTAL REPORTS .....................................       L-1

EXHIBIT M         FORM OF BORROWER'S CERTIFICATE REQUESTING RELEASE OF

                  LOAN FROM CROSS-DEFAULT AND/OR CROSS-COLLATERALIZATION

                  PROVISIONS OF LOAN AGREEMENT ......................................       M-1
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                           LIST OF LOAN SCHEDULES ...................................       1-1

         Schedule 2-1      MARLTON CROSSING SHOPPING CENTER--PHASE II ...............     2-1-1

         Schedule 3-1      ASSIGNMENT OF HILCOAST NOTE RECEIVABLE, SECURED BY
                           PENBROKE PINES PROPERTIES ................................     3-1-1

         Schedule 4-1      LAKEWOOD PLAZA ...........................................     4-1-1

         Schedule 5-1      CHERRY SQUARE ............................................     5-1-1

         Schedule 6-1      BAINBRIDGE TOWN CENTER ...................................     6-1-1

         Schedule 7-1      BARN PLAZA THEATER .......................................     7-1-1

         Schedule 8-1      BRADFORD MALL ............................................     8-1-1

         Schedule 9-1      CULPEPER TOWN MALL .......................................     9-1-1

         Schedule 10-1     FILENE'S BASEMENT AT VALLEY FAIR .........................    10-1-1

         Schedule 11-1     FRANKLIN CENTER ..........................................    11-1-1

         Schedule 12-1     HARRODSBURG MARKETPLACE ..................................    12-1-1

         Schedule 13-1     MAGNOLIA PLAZA ...........................................    13-1-1

         Schedule 14-1     CIRCUIT CITY AT THE MALL AT CROSS COUNTY .................    14-1-1

         Schedule 15-1     TOWER PLAZA ..............................................    15-1-1

         Schedule 16-1     WAMPANOAG ................................................    16-1-1
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
             AMENDED AND RESTATED LOAN AND CREDIT FACILITY AGREEMENT

                  THIS AMENDED AND RESTATED LOAN AND CREDIT FACILITY AGREEMENT (this "LOAN AGREEMENT") is made the 1st day of August, 2000, by and among KRAMONT REALTY TRUST, a Maryland real estate investment trust ("KRAMONT"); KRAMONT OPERATING PARTNERSHIP, L.P., a Delaware limited partnership ("KRAMONT OPERATING PARTNERSHIP"); MONTGOMERY CV REALTY L.P., a Delaware limited partnership ("MONTGOMERY", and together with Kramont Operating Partnership, the "OPERATING PARTNERSHIPS"); CENTURY PLAZA ASSOCIATES, L.P. ("CENTURY"), MARLTON PLAZA ASSOCIATES, L.P. ("MARLTON"), LAKEWOOD PLAZA 9 ASSOCIATES, L.P. ("LAKEWOOD"), and CHERRY SQUARE MCV ASSOCIATES, L.P. ("CHERRY SQUARE"), each a Delaware limited partnership; KR BAINBRIDGE LLC, LILAC DE LLC, KRT UNION LLC, KR HARRODSBURG LLC, KR MORGANTON LLC, KR TOWER PLAZA LLC, and KR WAMPANOAG LLC, each a Delaware limited liability company; KR BARN, L.P., KR BRADFORD MALL, L.P., and KR DEVELOPMENT, L.P., each a Pennsylvania limited partnership; CULPEPER SHOPPING CENTER JOINT VENTURE, a Maryland general partnership (all entities referred to above, together with any of their Affiliates (as hereinafter defined) that join in this Loan Agreement in the future being referred to herein individually or collectively as "BORROWER"); and GMAC COMMERCIAL MORTGAGE CORPORATION, a California corporation ("LENDER").

                                               PRELIMINARY STATEMENTS

         A. Montgomery, CV Reit Inc., a Delaware corporation ("CV REIT"), Century and Lender entered into that certain Loan and Credit Facility Agreement dated March 31, 1998, pursuant to which Lender agreed, subject to the terms and conditions thereof and of certain other documents, to make loans to Montgomery or its Affiliates (as defined below) in a maximum outstanding principal amount of One Hundred Million Dollars ($100,000,000.00). The Loan and Credit Facility Agreement was amended as of June 25, 1998 by Montgomery, CV Reit, Century and Lender; as of March 8, 1999 by Montgomery, CV Reit, Century, Marlton and Lender; as of March 31, 1999 by Montgomery, CV Reit, Century, Marlton, Lakewood and Lender; and as of May 17, 1999 by Montgomery, CV Reit, Century, Marlton, Lakewood, Cherry Square and Lender (as amended through May 17, 1999, the "EXISTING LOAN AGREEMENT" and the loans thereunder, the "EXISTING CV LOANS").

         B. Pursuant to Section 4.13 and Section 5.4 of the Existing Loan Agreement, Montgomery requested that Lender approve a merger of CV Reit and Kranzco Realty Trust, a Maryland real estate investment trust ("KRANZCO") into Kramont. Lender approved such merger, subject to certain terms and conditions set forth in a letter agreement by and between Lender and CV Reit dated May 25, 2000. Kramont is the surviving entity of the merger, which merger was effective June 16, 2000.

         C. Montgomery now requests that Lender agree to increase the permitted maximum outstanding principal amount of all loans to Kramont or its Affiliates to One Hundred Fifty-Five

Million Dollars ($155,000,000) and Lender has agreed to do so, subject to the terms and conditions set forth herein and in the other Facility Loan Documents (as defined below).

         D. To secure the Loans (as defined below) and Borrower's obligations under this Loan Agreement and the Facility Loan Documents, Borrower and its Affiliates have executed and delivered to Lender the Security Instruments (as defined below) and other security instruments.

                  NOW, THEREFORE, in consideration of the premises and the mutual promises herein contained, the parties intending to be legally bound agree as follows:

                                    ARTICLE 1
                               CERTAIN DEFINITIONS

                  The following terms have the following meanings in this Loan
Agreement:

                  1.1 "ACQUISITION FACILITY" shall have the meaning set forth in Section 2.1(b) and refers to the Existing CV Loans (excluding the Hilcoast Note Advance), the Non-Conforming Kranzco Loans, and all New Acquisition Loans.

                  1.2 "ACQUISITION FACILITY LOANS" shall mean New Acquisition Loans, Existing CV Loans (except the Hilcoast Note Advance) and Non-Conforming Kranzco Loans.

                  1.3 "AFFILIATE" shall mean, with respect to any person or entity, (i) each person or entity that controls, is controlled by or is under common control with such person or entity, and (ii) each of such person's or entity's officers, directors, members, joint venturers and partners.

                  1.4 "ANNUAL ADMINISTRATION FEE" shall mean $25,000 per Loan Year (as defined below).

                  1.5 "APPRAISAL" shall mean an MAI appraisal of any Project or the Hilcoast Note Receivable or any of the Pooled Properties (as herein defined) ordered by Lender from time to time and in form and substance acceptable to Lender.

                  1.6      "APPRAISED VALUE" shall have the meaning set forth in
Section 5.1(bd)(iv).

                  1.7 "BORROWER" shall have the meaning given to it in the introductory paragraph of this Loan Agreement. Except for Kramont, Kramont Operating Partnership and Montgomery, each Borrower shall be a bankruptcy remote single purpose entity ("SPE") subject to SPE covenants as required by Lender in its sole and absolute discretion. Borrowers shall have joint and several liability hereunder. If Borrower is more than one entity under any Facility Loan Document, Borrowers shall have joint and several liability thereunder.

                  1.8 "BUILDING" shall mean that certain existing shopping center complex or other commercial building described in the Loan Schedule (as defined below) for each Loan.

                  1.9      "CAPEX DRAWS" shall have the meaning set forth in
Section 2.1(a).

                  1.10     "CAPEX FACILITY" shall have the meaning set forth in
Section 2.1(a) and refers to both the Hilcoast Note Advance and the CAPEX Draws.

                  1.11 "COMMITMENT FEE" shall mean three quarters of one percent (.75 %) of One Hundred Million Dollars ($100,000,000), less Twenty Thousand Dollars ($20,000), which equals Seven Hundred Thirty Thousand Dollars ($730,000).

                  1.12 "CONSULTING ENGINEER" shall mean the engineer, if any, designated by Lender from time to time with respect to each Project.

                  1.13 "DEBT SERVICE" shall mean (i) for the purpose of calculating DSCR for the Hilcoast Note Advance, the debt service on the Hilcoast Note Receivable; (ii) for the purpose of calculating DSCR for the Outstanding CAPEX Draw Amount, (A) the aggregate interest payments due under all CAPEX Draws, calculated based upon an interest rate of the Libor Rate plus 285 basis points, as underwritten by Lender and applied to the Outstanding CAPEX Draw Amount; plus (B) the actual debt service of all secured debt against the Pooled Properties and unsecured debt incurred by owners of the Pooled Properties for purposes related to the Pooled Properties (excluding trade debt incurred in the ordinary course of business); and (iii) for the purpose of calculating DSCR for an Acquisition Facility Loan or the Outstanding Facility Amount, the annual anticipated payments of interest due under such Loan or the aggregate of all payments of interest due under all Loans except the Hilcoast Note Advance, as applicable, calculated based upon both (1) annual interest only and (2) annual interest and principal that would have been payable had the Applicable Interest Rate been the average interest rate of the daily closing yield of the benchmark 10-year Treasury Note as set forth on the appropriate Bloomberg display page available as of the close of business announced on the business day prior to the date DSCR is calculated, plus 225 basis points, using a thirty (30) year amortization schedule. For purposes of calculating DSCR for an Acquisition Facility Loan or the Outstanding Facility Amount (excluding the Hilcoast Note Advance) under the interest-only portion of the Debt Service determination described above, any monies paid to either Lender or Borrower under any Interest Rate Cap Agreement (as defined below) shall be included in "gross receipts".

                  1.14 "DSCR" shall mean Debt Service Coverage Ratio, a ratio derived in the following manner: (i) for the Hilcoast Note Advance, both
(A) by dividing Net Unit Lease Income (as defined below) for a trailing twelve-month period by Debt Service for such twelve-month period and (B) by dividing interest on the Hilcoast Note Receivable by interest on the Hilcoast Note Advance; (ii) for the Outstanding Facility Amount, by dividing (A) the sum of Net Operating Income (as defined below) for a twelve-month period and interest on the Hilcoast Note Receivable by (B) the sum of (i) Debt Service for such twelve-month period and (ii) interest on the Hilcoast Note Advance; and
(iii) for Acquisition Facility Loans and the

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Outstanding CAPEX Draw Amount, by dividing Net Operating Income for a twelve-month period by Debt Service for such twelve-month period.

                  1.15 "DEFAULT INTEREST RATE" shall have the meaning set forth in Section 2.2(d).

                  1.16 "EVENT OF DEFAULT" shall have the meaning given to it in Article 9 below.

                  1.17 "EXISTING CV/KRANZCO PROPERTIES" shall have the meaning set forth in Section 2.1(a).

                  1.18 "EXISTING CV LOANS" shall have the meaning set forth in the Preliminary Statements.

                  1.19 "EXIT FEE" shall mean a fee of 1% of the original principal balance of all Existing CV Loans (except the Hilcoast Note Advance and the Century Plaza Loan) and all Non-Conforming Kranzco Loans and New Acquisition Loans, on aggregate Loan balances of up to $50,000,000 (i.e., the total Exit Fees payable by Borrower under this Loan Agreement shall not exceed Five Hundred Thousand Dollars $500,000)); provided, however, that the Borrower shall receive credits against the $500,000 maximum Exit Fee (i) dollar for dollar to the extent paid by Borrower under this Loan Agreement, and (ii) in an amount equal to one percent (1%) of the amount financed in the event Lender originates fixed rate permanent financing, with a maturity date of at least five (5) years, for any Affiliate of Borrower or any Guarantor (as defined below) and secured by properties not subject to this Loan Agreement; and provided, further, however, that the Exit Fee is waived as applied to any Loan that is repaid with the proceeds of fixed rate permanent financing originated by Lender, which has a maturity of at least five (5) years and is secured by properties formerly subject to this Loan Agreement; and provided, further, however, that in the event another lender originates the financing which provides the proceeds for repayment and if the Outstanding Facility Amount after repayment is sufficient to provide the remaining net balance of the $500,000 maximum Exit Fee, Borrower may defer payment of any Exit Fee then due and payable. No further Exit Fees shall be payable by Borrower after Borrower pays and/or is credited with $500,000 in Exit Fees.

                  1.20     "FACILITY" shall have the meaning set forth in
Section 2.1(a) and refers to all Loans made under this Loan Agreement.

                  1.21 "FACILITY LOAN DOCUMENTS" shall mean this Loan Agreement and for each Loan, the Note (as defined below); the Security Instrument; an Assignment of Leases and Rents; an Assignment of Licenses, Permits and Contracts; an Assignment of Interest Rate Cap as Collateral; the Guaranty (as defined below); an Environmental Indemnity Agreement; the Lock Box Agreement (as defined below), the Required Repair Reserve Agreement, the Replacement Reserve Agreement, the TI Reserve Agreement; and all other documents, instruments and agreements now existing or hereafter entered into by Borrower or any other person with Lender evidencing or securing each of the Loans, all in form and substance acceptable to Lender in its sole discretion, as the same may be amended from time to time. The Facility Loan Documents executed and delivered by Borrower for each Loan are listed on the Loan Schedule for each Loan.

                  1.22 "FINAL MATURITY DATE" shall have the meaning set forth in Section 2.4.

                  1.23 "GOVERNMENTAL REQUIREMENTS" shall mean all statutes, laws, ordinances, rules, regulations, orders, writs, injunctions or decrees of any governmental authority (whether federal, state or local) applicable to Borrower or any Project, whether now in effect or hereafter enacted.

                  1.24 "GUARANTOR" shall mean Kramont, the Operating Partnerships, and other Affiliates of Kramont and/or the Operating Partnerships that guaranty any Loan hereunder. If Guarantor under any Guaranty is more than one entity, all Guarantors named therein shall have joint and several liability thereunder.

                  1.25 "GUARANTY" shall mean the Guaranty of Recourse Obligations of Borrower executed by each Guarantor and delivered to Lender for each Loan, in form and substance acceptable to Lender.

                  1.26 "HILCOAST OWNERS" shall mean the owners of the Recreation Mortgaged Property.

                  1.27 "HILCOAST NOTE ADVANCE" shall mean the Existing Loan secured by the Hilcoast Note Receivable.

                  1.28 "HILCOAST NOTE RECEIVABLE" shall mean the note receivable pledged to Lender as collateral for the Hilcoast Note Advance.

                  1.29 "HILCOAST OPERATING EXPENSES" shall mean all expenses annually incurred by Hilcoast Owners with respect to the ownership, operation, maintenance repair, leasing and occupancy of the Recreation Mortgage Property, including but not limited to real estate taxes, special assessments or similar charges, personal property taxes, costs of utilities, non-capital maintenance and repair costs, operating and management fees, insurance and all other costs incurred in connection with leasing commissions and advertising and professional and administrative general expenses.

                  1.30 "IMPROVEMENTS" shall mean the Building and other improvements at the Project identified in the Loan Schedule for each Loan.

                  1.31 "INSURANCE RESERVE" shall have the meaning set forth in Section 7.1(d).

                  1.32 "INTEREST PAYMENT DATE" shall have the meaning set forth in Section 2.3(a).

                  1.33 "INTEREST RATE" shall mean the Hilcoast Interest Rate as set forth in Section 2.2(a)(i), the CAPEX Interest Rate as set forth in
Section 2.2(a)(ii), the Existing Loan Interest Rate as set forth in Section 2.2(b)(i), the Non-Conforming Kranzco Loan Interest Rate as set forth in Section 2.2(b)(ii) or the New Acquisition Interest Rate as set forth in Section 2.2(b)(iii), as applicable.

                  1.34 "LAND" shall mean the real property identified in the Loan Schedule for each Loan which is the real property covered by a Security Instrument.

                  1.35 "LIBOR RATE" shall mean the average of London Interbank Offered Rates (in U.S. Dollar Deposits) for a term of one month, as determined solely by Lender from the appropriate Bloomberg display page available as of the close of business announced on the last business day immediately preceding the date the Interest Rate is calculated, and which may or may not be the lowest rate based upon the market for U.S. dollar deposits in the London Interbank Eurodollar Market at which Lender prices loans on the date on which the LIBOR Rate is determined by Lender.

                  1.36 "LEASE" or "LEASES" shall mean the leases of space in each Project approved by Lender or otherwise permitted pursuant to any Facility Loan Document. For the purposes hereof but excluding those "anchor" tenants identified on Exhibit A hereto, leases (and renewals) for less than ten thousand (10,000) square feet which are documented on the approved lease form for the Project and, using the preceding twelve (12) month period for the purposes of calculating DSCR, will produce rent which (i) when added to the rent from the balance of the Project during the prior twelve (12) month period is sufficient to maintain the required DSCR for such Project and (ii) when added to the rent from the balance of all Projects during the prior twelve (12) month period will produce rent sufficient to maintain the required DSCR for the entire Outstanding Facility Amount, shall be deemed approved by Lender.

                  1.37 "LOANS" shall mean the aggregate outstanding principal amount advanced under this Loan Agreement to Borrower, which shall not exceed $155,000,000 at any one time. A "LOAN" shall mean any individual advance of a portion of the outstanding principal amount advanced pursuant to the terms of this Loan Agreement which is secured by a separate Project or Projects or the Hilcoast Note Receivable or, with respect to CAPEX Draws only, by Borrower"s ownership interests in the Pooled Properties.

                  1.38 "LOAN SCHEDULE" shall mean the schedule attached to this Loan Agreement, numbered 1-1, 2-1, 3-1, etc., for each Loan which Lender has committed to make, setting forth the amount of the Loan, a description of the Land and Improvements (or the Hilcoast Note Receivable or the Borrower"s ownership interests in the Pooled Properties, as applicable), the types and amounts of Reserves (as defined below) required, and the Facility Loan Documents.

                  1.39 "LOCK BOX AGREEMENT" shall mean the Lock Box"Deposit Account Agreement between Borrower or any Affiliate, PNC Bank, N.A. and Lender for each Loan, granting to Lender the right to cause Tenants (as defined below) to pay the rents and other sums due from Tenant directly to an account controlled by Lender upon an Event of Default.

                  1.40 "LOAN YEAR" shall be each successive twelve calendar months following the first day of the month immediately succeeding the date of this Loan Agreement.

                  1.41 "LTVR" shall mean Loan to Value Ratio, a ratio derived in the following manner: (i) when applied to the Hilcoast Note Advance, by dividing the outstanding principal balance of the Hilcoast Note Advance by the Appraised Value of the Hilcoast Note Receivable; (ii) when applied to the Outstanding CAPEX Draw Amount, by dividing the outstanding principal balance of all debt on the Pooled Properties (existing mortgages and the Outstanding CAPEX Draw Amount) by the aggregate Appraised Value of all Pooled Properties; (iii) when applied to an Acquisition Facility Loan, by dividing the outstanding principal balance of the Loan by the Appraised Value of the Project securing such Loan, and (iv) when applied to the Outstanding Facility Amount, by dividing the sum of (A) the Outstanding Facility Amount and the outstanding principal balance of all debt on the Pooled Properties (existing mortgages and the Outstanding CAPEX Draw Amount), by (B) the sum of the aggregate Appraised Value of all Projects securing all Loans, the Appraised Value of the Hilcoast Note Receivable, and the aggregate Appraised Value of all the Pooled Properties. For purposes of calculating the outstanding principal balance of all debt on the Pooled Properties, Borrower shall provide Lender with a certificate from every mortgagee with any debt on any of the Pooled Properties, which certificate shall state the outstanding principal balance of such mortgagee"s loan(s) secured by any of the Pooled Properties.

                  1.42 "MAXIMUM OUTSTANDING FACILITY AMOUNT" shall mean the maximum amount that can be outstanding at any one time hereunder as set forth in
Section 5.1(b)(i), but in no event more than One Hundred Fifty Five Million Dollars ($155,000,000).

                  1.43 "NET OPERATING INCOME" shall mean the following: (i) for the purpose of calculating DSCR for the Outstanding CAPEX Draw Amount, (A) all gross receipts for a trailing twelve-month period from all the Pooled Properties, less (B) all Operating Expenses of the Pooled Properties; (ii) for the purpose of calculating DSCR for an Acquisition Facility Loan, (A) gross receipts for a trailing twelve-month period in whatever form or nature, arising in connection with ownership of real property pledged as security for a Loan, provided, however, that "gross receipts" shall not include any insurance proceeds or condemnation awards received by Borrower after a casualty or condemnation, the receipt of which are more particularly set forth in the Security Instrument, less (B) Operating Expenses (as defined below), all as determined by Lender in it sole discretion; and (iii) for the purpose of calculating DSCR for the Outstanding Facility Amount, (A) the sum of all gross receipts from all the Pooled Properties and the aggregate gross receipts arising in connection with the ownership of every Project securing every Loan, less (B) the sum of the Operating Expenses of the Pooled Properties and the aggregate of all Operating Expenses arising in connection with the operation of every Project securing every Loan.

                  1.44 "NET UNIT LEASE INCOME" shall mean the gross proceeds arising from the operations of the Hilcoast Owners, including revenues from unit leases, social programs and miscellaneous income, less the Hilcoast Operating Expenses incurred in connection therewith.

                  1.45 "NEWLY ACQUIRED PROJECT" shall have the meaning set forth in Section 2.1(a) and refers to a Project acquired by Borrower with a New Acquisition Loan after the date of this Loan Agreement.

                  1.46 "NEW ACQUISITION LOANS" shall have the meaning set forth in Section 2.1(b).

                  1.47 "NEW GUARANTY" shall mean the Guaranty of Recourse Obligations of Borrower to be executed by Kramont and each Operating Partnership and delivered to Lender for each Loan that Lender elects to sell or securitizes, in form and substance acceptable to Lender.

                  1.48 "NEW LOANS" shall mean, collectively, all CAPEX Draws, and all New Acquisition Loans funded after the date hereof.

                  1.49 "NON-CONFORMING KRANZCO LOANS" shall have the meaning set forth in Section 2.1(b).

                  1.50 "NOTE" or "NOTES" shall mean the Promissory Notes from Borrower made payable to the order of Lender for each Loan in the principal amount set forth on the Loan Schedule for each Loan, such Notes to be in form and substance acceptable to Lender.

                  1.51 "OPERATING EXPENSES" shall mean all expenses actually incurred by Borrower or its property manager in a trailing twelve-month period with respect to the ownership, operation, maintenance, repair, leasing and occupancy of each Project or the Pooled Properties, as applicable, determined on the basis of sound accrual basis accounting practices applied on a consistent basis, including but not limited to any and all of the following:

                           (a)      general real estate taxes, including funds
deposited in a reserve account not otherwise accounted for under the accrual method of accounting or not funded by a Loan under this Loan Agreement, at Lender's request, so long as such funds are only included at the time of deposit into the account and not at the time of payment of such taxes;

                           (b)      special assessments or similar charges;

                           (c)      personal property taxes;

                           (d)      costs of utilities, air conditioning and
heating for the Projects, not paid directly by any tenants of the Projects;

                           (e)      maintenance and repair costs of a non-
capital nature;

                           (f)      operating and management expenses and fees;

                           (g)      premiums payable for insurance carried on or
with respect to the Projects, including funds deposited in a reserve account not otherwise accounted for under the accrual method of accounting or not funded by a Loan under this Loan Agreement, at Lender's request, so long as such funds are only included at the time of deposit into the account and not at the time of payment of such premiums;

                           (h)      costs, including leasing commissions,
advertising and promotion costs, to obtain any new Lease or to extend or renew any existing Lease, and the costs of work performed to ready tenant space in the Project for new or renewal occupancy under any Lease, such costs to be amortized over the primary term of the Lease, together with any exercised renewal options, to the extent such costs are not counted as an expense (but excluding any costs for replacements or improvements of a capital nature);

                           (i)      accounting and audit fees and costs,
attorneys' fees, and other administrative and general expenses and disbursements, in each case incurred by Borrower in connection with the operation and management of the Project; and

                           (j)      any portion of gross proceeds approved by
Lender which is deposited during the period in respect of which Operating Expenses are being determined in a reserve account for future maintenance and repair costs of the Project not otherwise accounted for under the accrual method of accounting or not funded by a Loan under this Loan Agreement (but excluding any reserves for replacements or improvements of a capital nature).

                  Notwithstanding anything contained herein, Operating Expenses shall not include:

                           (k)      foreign, U.S., state and local income taxes,
franchise taxes or other taxes based on income;

                           (l)      depreciation, amortization and any other
non-cash deduction of Borrower for income tax purposes;

                           (m)      payment of principal or interest on or
charges related to any loan of Borrower;

                           (n)      any compensation or fees paid to managing
agents, leasing agents, brokers or other third parties, whether or not Affiliates of Borrower, which are in excess of the reasonable and necessary compensation or fees which would be payable in arms' length transactions for similar services to third parties in the local geographic area in which such Project is located (it being understood that management fees equal to or less than three and one-half percent (3-1/2%) of gross proceeds actually received during the period for which such fee is computed are deemed to be reasonable);

                           (o)      management fees paid to Borrower or an
Affiliate of Borrower exceeding three and one-half percent (3 1/2%) of gross proceeds actually received during the period for which such fee is computed;

                           (p)      distributions to shareholders, partners,
members or other beneficial interests of the Borrower;

                           (q)      any fees attributable to Borrower (including
legal, audit and other ownership expenses) not directly related to the operation of the Project;

                           (r)      expenses not incurred for the period in
question which did not result in cash disbursements during said period;

                           (s)      costs and expenses relating to the sale or
transfer of all or a part of the Project or any financing;

                           (t)      costs and expenses relating to any
improvements to the Project of a capital nature (as determined in accordance with generally accepted accounting principles); and

                           (u)      any expenses paid out of any reserve
account, as to which the deposit in such reserve account has already been included within Operating Expenses.

                  1.52 "OPINIONS OF COUNSEL" shall mean collectively (a) an opinion letter from Borrower's counsel to and for the benefit of Lender and Lender's counsel, regarding Borrower, the Loan, the authorization, validity, and enforceability of the Facility Loan Documents, the authority of Borrower to transact business in the jurisdiction in which the Project is located and such other matters as Lender may reasonably request, in form and substance acceptable to Lender; and (b) an opinion letter from Borrower's counsel to and for the benefit of Lender and Lender's counsel, stating that Kramont, the Operating Partnerships and each Affiliate which is a Borrower or Guarantor hereunder will not have their assets consolidated with those of Kramont, either Operating Partnership or any other such Affiliate in the event of a bankruptcy of Kramont, either Operating Partnership or any other such Affiliate and such other matters as Lender may reasonably request, in form and substance acceptable to Lender.

                  1.53 "OUTSTANDING CAPEX DRAW AMOUNT" shall mean the aggregate amount of all CAPEX Draws advanced to Borrower but unpaid in accordance with the terms and conditions of this Loan Agreement.

                  1.54 "OUTSTANDING FACILITY AMOUNT" shall mean the aggregate amount of all Loans advanced to Borrower but unpaid in accordance with the terms and conditions of this Loan Agreement.

                  1.55 "PERMITTED ENCUMBRANCES" shall mean (i) the lien and security interest of Lender arising under this Loan Agreement, under the Security Instrument, or under any other Facility Loan Document; (ii) such matters as are expressly stated as exceptions to title in any

Title Insurance Policy accepted by Lender; (iii) liens for taxes, assessments, or governmental charges or levies not yet due and payable, or being contested in good faith by appropriate proceedings promptly initiated and diligently conducted, provided that a reserve or other appropriate provision as may be required by generally accepted accounting principles shall have been made therefor and no foreclosure, distraint, sale or other similar proceedings shall have been commenced; (iv) Leases; and (v) such other matters affecting the Project as Lender may accept in writing from time to time in Lender's sole discretion.

                  1.56 "PERMITTED USE OF PROCEEDS" shall mean a use expressly set forth in Section 2.1, provided Lender is satisfied, in its sole but reasonable discretion, that Borrower will use the proceeds of the applicable Loan in such manner.

                  1.57 "PERSONAL PROPERTY" shall mean all of Borrower's now owned and hereafter acquired personal property and fixtures located on the Land, in the Improvements, or obtained or held in connection with the Land, Improvements, or the Loan, regardless of where such personalty is located, including, but not by way of limitation, all goods, fixtures, equipment, inventory, products of inventory, accounts, contract rights, leases, security deposits, letters of credit, proceeds of letters of credit, chattel paper, general intangibles and instruments, and all cash and non-cash proceeds thereof, including but not limited to insurance proceeds.

                  1.58 "POOLED PROPERTIES" shall have the meaning set forth in Section 2.1(a).

                  1.59 "PREPAYMENT FEE" shall mean (i) for Existing CV Loans (except the Hilcoast Note Advance and the Century Plaza Loan) and until the last day of the ninth (9th) full month following the date hereof provided Lender sells or securitizes any portion of such Existing CV Loan on or before the last day of the ninth (9th) full month following the date hereof, one percent (1%) of the Outstanding Facility Amount that is being repaid; (ii) for CAPEX Draws, Non-Conforming Kranzco Loans and New Acquisition Loans and until the last day of the sixth (6th) full month following the date of funding the Loan, two percent (2%) of the Outstanding Facility Amount that is being repaid; and (iii) for CAPEX Draws, Non-Conforming Kranzco Loans and New Acquisition Loans and after the last day of the sixth (6th) full month following the date of funding the Loan but only until the last day of the twelfth (12th) full month following the date of funding, one percent (1%) of the Outstanding Facility Amount that is being repaid.

                  1.60 "PROJECT(S)" shall mean, for each Loan (excluding the Hilcoast Note Advance and the CAPEX Draws), the Land, the Improvements and the Personal Property.

                  1.61 "RECREATION MORTGAGED PROPERTY" shall mean the property securing the Hilcoast Note Receivable.

                  1.62 "REQUIRED REPAIR RESERVE" shall have the meaning set forth in Section 7.1(a).

                  1.63 "REQUIRED REPAIR RESERVE AGREEMENT" shall mean that certain Required Repair Reserve Agreement given by Borrower to Lender for each Loan.

                  1.64 "REPLACEMENT RESERVE" shall have the meaning set forth in Section 7.1(a).

                  1.65 "REPLACEMENT RESERVE AGREEMENT" shall mean the Replacement Reserve Agreement between Borrower and Lender for each Loan.

                  1.66     "RESERVES" shall having the meaning set forth in
Section 7.1(a).

                  1.67 "SECURITY INSTRUMENT" or "SECURITY INSTRUMENTS" shall mean (i) for each Loan (other than the Hilcoast Note Advance and the CAPEX Draws), the Mortgage and Security Agreements or Deeds of Trust and Security Agreements or such security deeds granted by Borrower for the benefit of Lender, granting to Lender a first priority lien on the Land, or the Borrower"s leasehold interest therein, and the Improvements, and granting a security interest in the Personal Property relating to each Project, and recorded among the real property records of the jurisdiction in which the Land is located, (ii) for the Hilcoast Note Advance, the Pledge and Security Agreements or such security documents granted by Borrower for the benefit of Lender granting to Lender a security interest in the Hilcoast Note Receivable and (iii) for the CAPEX Draws, the Pledge and Security Instruments or such security documents granted by Borrower for the benefit of Lender granting to Lender a security interest in Borrower"s ownership interests in the Pooled Properties, as such Security Instruments may be amended from time to time, in form and substance acceptable to Lender.

                  1.68 "SUPPORTING DOCUMENTS" shall mean (i) resolutions or authorizations of the partners of or members of or board of directors or shareholders of Borrower and Guarantors, as required by Borrower"s and Guarantors" organizational documents to authorize the execution, delivery and performance of this Loan Agreement, the borrowing hereunder and the Facility Loan Documents; (ii) a certificate of Borrower and Guarantors as to authenticity and completeness of the organizational documents of Borrower and Guarantors attached thereto, and as to the incumbency and signatures of the authorized agent or officer of Borrower and Guarantors signing the Facility Loan Documents;
(iii) a certificate of the Secretary of State from the state of formation as to the good standing of Borrower and Guarantors, and all documents relating to Borrower and Guarantors on file with such Secretary of State; and (iv) such additional formation or organizational documents as Lender or counsel to Lender may reasonably request, all in form and substance acceptable to Lender.

                  1.69     "TAX ESCROW" shall have the meaning set forth in
Section 7.1(c).

                  1.70     "TENANT" shall refer to each tenant under a Lease.

                  1.71     "TI RESERVE" shall have the meaning set forth in
Section 7.1(a).

                  1.72 "TI RESERVE AGREEMENT" shall mean that certain Tenant Improvement Reserve Agreement given by Borrower to Lender for each Loan.

                  1.73 "TITLE COMPANY" shall mean either Chicago Title Insurance Company or Stewart Title Company, as applicable, one of which has or shall (i) issue a title insurance commitment for a lender's policy covering the Land and Improvements on the Land for each Project and issue the Title Insurance Policy and all necessary endorsements thereto covering the Land and Improvements on the Land for each Project, or (ii) produce an existing owner"s policy covering the land and improvements on the land comprising the Pooled Properties and issue a "bring down" of such policy, or such other title insurance company as may be acceptable to Lender.

                  1.74 "TITLE INSURANCE POLICY" shall mean the mortgagee policy of title insurance issued in standard ALTA 1970 (amended 1984) form by the Title Company, at Borrower's sole cost and expense, to insure the lien and first priority of the Security Instrument with respect to the Land, or Borrower"s leasehold interest therein, and Improvements on the Land, without exceptions as to mechanics' liens or survey and with no other exceptions objectionable to Lender.

                  1.75 "UNDERWRITING FEE" shall mean a fee of $3,500 for each of the first ten (10) Non-Conforming Kranzco Loans and New Acquisition Loans funded under this Loan Agreement, and $2,500 for each New Loan thereafter, each payable at the time of funding the advance.

                  In addition, any demand, approval or decision to be given or made hereunder in "LENDER'S DISCRETION" shall be given or made in Lender's sole, absolute and subjective discretion.

                                    ARTICLE 2
                                      LOANS

                  2.1 Facility Allocation and Term. Lender agrees, upon the terms and subject to the conditions hereinafter set forth, to make Loans to Borrower in the maximum principal amount of One Hundred Fifty-Five Million Dollars ($155,000,000) (the "FACILITY"), and Borrower agrees to pay the amounts due hereunder and otherwise comply with the terms and conditions hereof. The proceeds of the Loans will be advanced from time to time as set forth herein until the last day of the eighteenth (18th) full month following the date of execution of this Loan Agreement and thereafter no further funds shall be advanced. Loans advanced under this Loan Agreement are non-revolving. The Facility shall be further allocated as follows:

                           (a)      CAPEX Facility. Lender agrees to make Loans
to Borrower in the maximum principal amount of Thirty Million Dollars ($30,000,000) for the purpose of capital expenditures, tenant improvements, leasing commissions and renovations (the "CAPEX FACILITY") to (i) Projects owned as of the date of this Loan Agreement by Kramont, either Operating Partnership, or any Borrower expressly named herein (collectively, the "EXISTING CV/KRANZCO PROJECTS"), (ii) Projects to be acquired by Kramont, either Operating Partnership or any of their Affiliates in accordance with purpose (b) below (the "NEWLY ACQUIRED PROJECTS"), and/or (iii) real estate owned by Kramont, either Operating Partnership on any of their Affiliates on the date hereof and not yet subject to this Facility. The CAPEX Facility shall include (i) the modification of the note with an outstanding principal balance in the amount of Eighteen Million Five Hundred Thousand Dollars ($18,500,000) evidencing the Existing CV Loan secured by the Hilcoast Note Receivable (the "HILCOAST NOTE ADVANCE"); and (ii) new draws made under the CAPEX Facility (the "CAPEX DRAWS"), which CAPEX Draws shall not exceed the maximum principal amount of Eleven Million Five Hundred Thousand Dollar ($11,500,000), shall be limited to one (1) per calendar month, shall be in a minimum amount of five hundred thousand dollars ($500,000), and shall be secured by a pledge of Borrower"s one hundred percent (100%) ownership interest in a pool of encumbered assets (including real property and personal property) to be identified by Borrower in accordance with Section 3.3(a)(i)(A) hereof and acceptable to Lender in its sole and absolute discretion (the "POOLED PROPERTIES").

                           (b)      Acquisition Facility. Lender agrees to make
one-time individual Loans to Borrower in the maximum principal amount of One Hundred Twenty-Five Million Dollars ($125,000,000) for the purpose of acquiring, financing, refinancing and renovations and expansions in connection with the acquisition or refinancing of the real estate securing such Loan, including reimbursement of equity advanced by a Borrower for any such purpose (the "ACQUISITION FACILITY"). The Acquisition Facility shall include (i) the modification of the note evidencing the Existing CV Loan described on Schedule 1-1 hereto (the "CENTURY PLAZA LOAN"); (ii) the refinancing on the date hereof of the outstanding principal balance of all Existing CV Loans except the Hilcoast Note Advance and the Century Plaza Loan, (iii) the refinancing of the outstanding principal balance of seven (7) loans currently secured by property owned by one or more affiliates of Kranzco and identified on Exhibit B hereto (the "NON-CONFORMING KRANZCO LOANS"), which Non-Conforming Kranzco Loans shall not in the aggregate exceed an outstanding principal amount of Thirty Million Dollars ($30,000,000), and (iv) new loans made pursuant to this Section 2.1(b) other than under clauses (i), (ii) or (iii) hereof (the "NEW ACQUISITION LOANS"), which New Acquisition Loans shall be in a minimum amount of one million dollars ($1,000,000). The refinancing under clause (ii) hereof is not subject to any Prepayment Fee or Exit Fee hereunder.

                  2.2      Interest.

                           (a)      CAPEX Facility.


                                    (i)      Interest on the outstanding
principal balance of the Hilcoast Note Advance shall accrue at a floating per annum rate equal to the LIBOR Rate plus 200 basis points through July 30, 2001, at which time interest on the outstanding balance of such Loan shall accrue at a floating rate per annum equal to the LIBOR Rate plus 245 basis points (as applicable, the "HILCOAST INTEREST RATE").

                                    (ii)     Interest on the outstanding
principal balance of all remaining Loans under the CAPEX Facility (i.e., all CAPEX Draws but not the Hilcoast Note Advance) shall accrue at a floating rate equal to the LIBOR Rate plus 285 basis points (the "CAPEX INTEREST RATE").

                           (b)      Acquisition Facility.

                                    (i)      Interest on the outstanding
principal balance of all Existing CV Loans except the Hilcoast Note Advance (for which the interest rate is set forth in Section 2.2(a)(i) above) shall accrue at a floating rate equal to the LIBOR Rate plus 185 basis points until the last day of the twelfth (12th) full month following the date hereof, at which time interest on such outstanding principal balance shall accrue at a floating rate equal to the LIBOR Rate plus 245 basis points (as applicable, the "EXISTING LOAN INTEREST RATE").

                                    (ii)     Interest on the outstanding balance
of each Non-Conforming Kranzco Loan shall accrue at a floating rate equal to the LIBOR Rate plus 270 basis points through and including December 31, 2000, and a floating rate equal to the LIBOR Rate plus 295 basis points commencing January 1, 2001 (as applicable, the "NON-CONFORMING KRANZCO LOAN INTEREST RATE") and continuing until the Project secured by such Non-Conforming Kranzco Loan meets the DSCR and LTVR requirements for New Acquisition Loans set forth in Section 3.2(a)(ii) and Section 3.2(b)(ii) respectively, and otherwise meets, in Lender"s sole and absolute discretion, Lender"s underwriting criteria in Section 3.2, at which time (i) interest on the outstanding principal balance on such Non-Conforming Kranzco Loan shall accrue at a floating rate equal to the LIBOR Rate plus 245 basis points and (ii) such Non-Conforming Kranzco Loan shall become subject to the maintenance tests set forth in Section 5.1(a)(iii) and
Section 5.1(b)(i)(B). Borrower shall execute all documents necessary to effectuate any such change in the Interest Rate.

                                    (iii)    Interest on the outstanding
principal balance of all New Acquisition Loans shall accrue at a floating rate equal to the LIBOR Rate plus the following basis points (as applicable, the "NEW ACQUISITION INTEREST RATE"):

                                              (A)      205, for each New
Acquisition Loan with a LTVR of sixty-five percent (65%) or less and a DSCR of at least 1.50 at the time the Loan is funded;

                                              (B)      225, for each New
Acquisition Loan with a LTVR in excess of sixty-five percent (65%) but not in excess of seventy percent (70%) and a DSCR of at least 1.40 at the time the Loan is funded; and

                                              (C)      245, for all other New
Acquisition Loans, which rate is applicable to each New Acquisition Loan being funded on the date hereof;

                           (c)      Generally. All Interest Rates shall be
computed on a 360-day year and adjusted on the first day of each month. Interest shall be paid for the actual number of days elapsed for any whole or partial month in which interest is being calculated. All initial Interest Rates shall be set three (3) business days prior to the date of funding, including but not limited to the Interest Rates for those Loans funded on the date hereof. In no event shall any Interest Rate charged with respect to this Loan Agreement exceed the maximum rate of interest permitted by applicable law from time to time. If LIBOR based rates are no longer available, all Interest Rates shall be based on a comparable index and spread as set forth in the Note. The Borrower expressly acknowledges that the Interest Rates under the Loans shall be recalculated monthly and shall change as the LIBOR Rate is from time to time adjusted.

                           (d)      Default Interest. Following an Event of
Default under this Loan Agreement or any of the Facility Loan Documents, the Outstanding Facility Amount, at the option of Lender, shall bear interest at the Default Interest Rate (as such term in defined in the notes evidencing the Facility), from the date of the Event of Default until such Event of Default is cured. The Borrower expressly acknowledges that the Default Interest Rate shall be recalculated monthly and shall change as the LIBOR Rate is from time to time adjusted.

                  2.3      Payments.

                           (a)      Interest accrued on so much of the Loans as
may be outstanding from time to time shall be due and payable by Borrower monthly in arrears commencing on the date hereof and continuing on the first day of each and every consecutive month beginning the second full calendar month following the date of funding a Loan (unless the Loan is funded on the first day of a month in which event interest shall be due and payable by Borrower monthly in arrears commencing on the date of funding and continuing on the first day of each and every consecutive month beginning the first full calendar month following the date of funding) until the Final Maturity Date (an "INTEREST PAYMENT DATE"). The required monthly payment shall be adjusted and computed monthly and sent to Borrower in accordance with the provisions of the Notes.

                           (b)      The Annual Administration Fee shall be due
and payable annually, in arrears, within ten (10) days of the first day of each Loan Year commencing on the date hereof and continuing until the Final Maturity Date.

                           (c)      Borrower shall pay one-half, i.e. $365,000,
of the Commitment Fee on or before the date of this Loan Agreement and one-half, i.e. $365,000, of the Commitment Fee on or before December 15, 2000.

                           (d)      Borrower shall have the right to prepay in
whole or in part the Outstanding Facility Amount, on any Interest Payment Date, provided that: (i) Borrower identifies the particular Loan being repaid, (ii) the prepayment shall be made upon thirty (30) days prior written notice to Lender; (iii) the prepayment amount shall be at least one million dollars ($1,000,000), with any additional amount of such prepayment in fifty thousand dollar ($50,000) increments; (iv) Borrower shall pay the Exit Fee, if any; and
(v) Borrower shall pay the Prepayment Fee, if any.

                  2.4 Final Maturity Dates. All outstanding and unpaid principal of the Outstanding Facility Amount attributable to the refinancing of any Existing CV Loans, the modification of the note evidencing the Hilcoast Note Advance, or the modification of the note evidencing the Century Plaza Loan, and all accrued but unpaid interest thereon, shall be due and payable in full on the first day of the thirty-seventh (37th) calendar month following the date hereof. All outstanding and unpaid principal of the Outstanding Facility Amount attributable to the Loan described on Schedule 6-1 hereto (the "BAINBRIDGE LOAN") or the Loan Described on Schedule 15-1 hereto (the "TOWER PLAZA LOAN"), and all accrued but unpaid interest thereon, shall be due and payable in full on the first day of the thirty-sixth (36th) calendar month after the date hereof. All outstanding and unpaid principal of the Outstanding Facility Amount attributable to all other CAPEX Draws, Non-Conforming Kranzco Loans and New Acquisition Loans funded on the date hereof made during the first thirteen (13) months following the date of this Loan Agreement, and all accrued but unpaid interest thereon, shall be due and payable in full on the first day of the thirty-seventh (37th) calendar month after the closing of such Loan. All outstanding and unpaid principal of the Outstanding Facility Amount attributable to a New Loan made after the thirteenth (13th) month following the date of this Loan Agreement, and all accrued but unpaid interest thereon, shall be due and payable in full on the first day of the twenty-fifth (25th) calendar month after the closing of such New Loan.

                  2.5      Increased Cost and Reduced Return.

                           (a)      If on or after the date hereof, the adoption
of any applicable law, rule, or regulation, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank, or comparable agency charged with the interpretation or administration thereof, or compliance by the Lender with any request or directive (whether or not having the force of law) of any such authority, central bank, or comparable agency shall subject Lender to any tax, duty or other charge with respect to the Loans, or shall change the basis of taxation of payments to Lender of the principal of or interest on the Loans or any other amounts due under the Notes or this Loan Agreement in respect of the Loans or its obligation to make the Loans (except for changes in the rate of tax on the overall net income of the Lender) and the result of the foregoing is to increase the cost to Lender of making or maintaining the Loans, or to reduce the amount of any sum received or receivable by Lender under the Notes or this Loan Agreement with respect thereto, by an amount reasonably deemed by the Lender to be material, then, within fifteen (15) days after demand by Lender, Borrower shall pay to Lender such additional amount or amounts as will compensate Lender for such increased cost or reduction.

                           (b)      Lender will promptly notify Borrower of any
event of which it has knowledge, occurring after the date hereof, which will entitle Lender to compensation pursuant to this Section. A certificate of Lender claiming compensation under this Section, setting forth the additional amount or amounts to be paid to it hereunder and evidence reasonably substantiating Lender's claim for compensation shall be conclusive in the absence of manifest error. In determining such amount, Lender may use any reasonable averaging and attribution methods.

                           (c)      Nothing in this Section shall preclude
Borrower from repaying the Loans in full, including all accrued interest, the Exit Fee and the Prepayment Fee, in lieu of paying such additional amount or amounts as are required under this Section.

                  2.6 No Assignment/Due on Sale. This Loan Agreement is executed for the sole benefit of Lender as additional security for the Loans, and no right to the benefits of this

Loan Agreement or to any advances of the Loans shall be assignable in whole or in part by Borrower except upon written consent by Lender. Other than as provided in Section 2.8, Borrower shall not sell, convey, assign, deed in trust, mortgage or otherwise encumber, grant options with respect to, or otherwise transfer, directly or indirectly, the legal or equitable title to any or all of the Projects or any interest therein, except that Borrower may lease space in the Projects to Tenants in accordance with the terms and conditions of the Security Instrument and may transfer ownership in a Project so long as Borrower retains at least 51% of the ownership interest in such Project and Kramont and the Operating Partnerships may transfer stock and operating partnership units to the extent such transfers do not constitute a Change in Control under Section
6.7. Any such prohibited transfer shall be null and void and Lender shall not be required to demonstrate any actual impairment of its security or any increased risk of default under this Loan Agreement in order to declare all Loans immediately due and payable. Lender, in its sole discretion, may waive any condition or requirement hereof. Neither the Loans nor any right to an advance hereunder shall be subject to the process of any court upon legal action by or against the Borrower or by or against anyone claiming by, through, or under it. No Loan shall be made under this Loan Agreement until Borrower complies with each and every one of the provisions hereof; provided, however, that nothing herein contained shall be considered as in any way modifying, affecting, or subordinating the obligations heretofore given or to be given by Borrower as security for the Loans, and the same shall be and remain in full force, tenor, and effect, this Loan Agreement being intended only as evidence of and additional security and protection for the Loans and to assure to Lender that the proceeds of the Loans shall be used for a Permitted Use of Proceeds.

                  2.7 Loans After Default. Upon the occurrence and during the continuation of an Event of Default under this Loan Agreement, whether or not declared to be such by Lender, Lender shall have the right to withhold all further advances.

                  2.8 Release of Projects. Provided there is no Event of Default hereunder or under any Loan, any of the Projects may be released as security for this Loan Agreement upon: (i) not less than thirty (30) days prior written notice to Lender; (ii) payment of the portion of the Outstanding Facility Amount secured by the Project being released (without regard being given to cross-collateralization) so that the DSCR and LTVR tests are met for the remaining Outstanding Facility Amount; (iii) payment of the Exit Fee, if any; (iv) payment of the Prepayment Fee, if any; and (v) payment of all costs and expenses of Lender incurred in documenting the release, including reasonable legal, title and recording costs. Provided the maintenance tests set forth in
Section 5.1(a)(i) and Section 5.1(b)(i) are met for the Outstanding Facility Amount, Lender shall release a Project from the security for this Loan Agreement and the lien and security interest of any Facility Loan Document relating to such Project, upon Borrower"s payment of the outstanding principal balance of the Loan secured by such Project, without regard given to cross-collateralization, together with all interest thereon, the Exit Fee, if any, and the Prepayment Fee, if any.

                  2.9 Disbursement. At Lender's option, all Advances except CAPEX Draws will be disbursed through the Title Company. CAPEX Draws will be disbursed directly to Borrower.

                  2.10 Special Payments. No Exit Fee or Prepayment Fee shall be applicable to any repayment on account of Lender"s use of proceeds from a casualty or condemnation to repay a loan.

                                    ARTICLE 3
                      CRITERIA AND CONDITIONS FOR NEW LOANS

                  The obligation of Lender to make a New Loan (i.e., a CAPEX Draw or a New Acquisition Loan) is subject to the following criteria and conditions precedent, each of which applies to every New Loan unless expressly otherwise set forth herein, and the satisfaction of each of which shall be determined by Lender in its sole discretion:

                  3.1 Procedure. From time to time throughout the term of this Loan Agreement, the Borrower may submit an application and submission package to the Lender for a Loan. Each application shall (i)(A) identify the property to which capital expenditures, leasing commissions, and renovations will be made or (B) describe the real estate being acquired, financed or refinanced, as applicable, and (ii) provide such other information as Lender may require in its sole but reasonable discretion. Lender shall review such application and submission package and determine whether such application meets the Loan Criteria set forth in Section 3.2 and all of Lender's other underwriting requirements. If Lender determines that a particular application and loan submission meets the criteria for a Loan as set forth in Section 3.2 and meets all of Lender's other underwriting requirements, in Lender's sole discretion, then Lender may issue a funding commitment for such Loan. Provided that all of the conditions precedent set forth in Section 3.3 have been satisfied, and Borrower has otherwise complied with all of the terms and conditions of this Loan Agreement, such Loan shall close on a date mutually agreed upon by Borrower and Lender.

                  3.2 Loan Criteria. The criteria for making New Loans under this Loan Agreement are as follows:

                           (a)      DSCR for New Loans.

                                    (i)      CAPEX Draws. CAPEX Draws shall be
limited to those which, when taken together with the existing Outstanding CAPEX Draw Amount, result in a DSCR for the Outstanding CAPEX Draw Amount of at least 1.25.

                                    (ii)     New Acquisition Loans. New
Acquisition Loans shall require a DSCR for the New Acquisition Loan of at least 1.25, and when taken together with the Outstanding Facility Amount a DSCR of at least 1.25, each calculated using both portions of the Debt Service determination set forth in Section 1.13 (iii).

                           (b)      LTVR for New Loans.

                                    (i)      CAPEX Draws. CAPEX Draws shall be
limited to those which, when taken together with the existing Outstanding CAPEX Draw Amount, result in a LTVR for the Outstanding CAPEX Draw Amount which does not exceed seventy-five percent (75%).

                                    (ii)     New Acquisition Loans Funded After
the Date Hereof. New Acquisition Loans funded after the date hereof shall be limited to those with a LTVR not in excess of seventy-five percent (75%) at the time of such Loan, and which, when taken together with the Outstanding Facility Amount, result in a LTVR for the Outstanding Facility Amount not in excess of seventy-five percent (75%).

                  3.3 New Loan Conditions. The following shall be conditions precedent to the first advance under any New Loan being made pursuant to the terms of this Loan Agreement (except as waived by Lender):

                           (a)      Loan Submission, Underwriting and Due
Diligence. In order to obtain credit approval from Lender, Borrower shall submit the following to Lender for its review and approval:

                                    (i)      not less that sixty (60) days prior
to the funding of a Draw:

                                              (A)      Pooled Properties.
Borrower shall have identified encumbered properties, one hundred percent (100%) of the ownership interest in which Borrower proposes to pledge as security for the CAPEX Draw, and shall have delivered or caused to be delivered to Lender such due diligence materials relating to such proposed properties as Borrower must deliver in connection with a Project proposed as security for a New Acquisition Loan. Borrower shall be limited to three (3) identifications of encumbered properties during the term of this Loan Agreement. Each identification shall create a loan availability of a minimum of three million dollars ($3,000,000).

                                              (B)      Ownership Interests.
Borrower shall have disclosed its ownership interests in all proposed pooled properties, and shall have delivered or caused to be delivered to Lender such due diligence materials as Lender, in its sole and absolute discretion, deems relevant or desirable to verify such interest, including but not limited to formation documents, organizational documents, consents, resolutions, authorizations and financial statements. Borrower shall not identify as a proposed pooled property any property in which it owns less than a 100% ownership interest.

                                              (C)      Lease Information.
Borrower shall have delivered to Lender certified copies of the rent rolls for each Project, copies of the Leases and the form of lease for each Project, which form shall be acceptable to Lender in its sole but reasonable discretion.

                                              (D)      Additional Supporting
Information. All other supporting information or supporting documentation required by Lender to underwrite the Loan which meets Lender's underwriting standards, including but not limited to those items identified on Exhibit C.

                                    (ii)     not less than thirty (30) days
prior to funding an advance for any New Loan.

                                              (A)      Engineering/Environmental
Reports. Lender shall have ordered and received an engineering report and an environmental report for the Project securing the New Loan or for the Pooled Properties in which Borrower is pledging its ownership interests, that are no more than six months old at the time of receipt and both must be in forms and contain certain information acceptable to Lender in its sole discretion.

                                              (B)      Appraisal. Lender shall
have ordered and received an Appraisal for the Project or each of the Pooled Properties in which Borrower is pledging its ownership interest, as applicable, securing the Loan. Loan Criteria. The New Loan shall meet the criteria for a New Loan as set forth above in Section 3.2.

                           (b)      Closing and Funding Loans. Prior to closing
the Loan, Borrower shall submit to Lender and its counsel for review and approval:

                                    (i)      Supporting Documents. Borrower
shall have delivered the Supporting Documents to Lender and its counsel.

                                    (ii)     Insurance Policies. Lender shall
have received counterpart originals of each insurance policy (or satisfactory certificates of insurance) required under this Loan Agreement or any other of the Facility Loan Documents. All such insurance policies shall be in form and substance, and in amounts, satisfactory to Lender, and shall be endorsed as required by the Security Instrument and this Loan Agreement. Minimum coverage amounts are: (i) 100% full replacement cost, (ii) one-year rent loss or business interruption, (iii) flood and earthquake as required by Lender (with deductible less than or equal to 5% of Appraised Value), (iv) commercial general liability with $1,000,000 minimum combined single limit, (v) umbrella liability with $5,000,000 minimum, (vi) boiler and machinery at limits acceptable to Lender,
(vii) workmen's compensation with limits acceptable to Lender, or as required by applicable laws, (viii) auto coverage with limits acceptable to Lender, and (ix) fidelity and errors and omissions coverage at limits acceptable to Lender. Insurance carriers must be fully licensed in the applicable jurisdiction(s) and acceptable to Lender. Currently Lender's standards require the insurance carriers to be "A" rated for claims paying ability by Moody's, S & P, Fitch or Duff & Phelps. If not rated by these rating agencies, each insurance carrier is required to have a minimum policy rating of "A" and minimum financial class of "VIII" by AM Best Co.

                                    (iii)    Tenant Documents. Each Tenant (or
any subtenant or assignee) of a Lease shall have executed and delivered to Lender an estoppel certificate and a subordination, non-disturbance and attornment agreement, each in the form attached hereto as Exhibit D and Exhibit E, respectively, which forms Lender may revise from time to time in its sole but reasonable discretion by notice to Borrower.

                                    (iv)     Permits. All necessary permits and
other governmental and private authorizations and approvals for the use and occupancy of the Project shall have been obtained and copies delivered to Lender.

                                    (v)      Title Insurance. The Borrower will
obtain from a nationally recognized title insurance company (A) a commitment to issue a Title Insurance Policy and endorsements (as required below) insuring the enforceability and priority of the lien of the Security Instruments securing each Loan subject only to certain permitted exceptions as reviewed and approved by Lender or (B) with respect to CAPEX Draws only, an owner's policy of title insurance in an amount sufficient to justify the secured debt on the Pooled Properties and a "bring down" of such owner's policy revealing the current state of title of the Pooled Properties.

                                    (vi)     Survey. Borrower shall have
delivered or have caused to be delivered to Lender for the Project a current, as-built ALTA survey prepared at Borrower's expense and in accordance with the survey requirements previously supplied to Borrower by Lender, by a licensed surveyor who shall certify thereon that the location of all Improvements is in compliance with all set-back lines and other applicable restrictions and such other certifications as Lender may request, which survey shall be dated within sixty (60) days prior to closing and satisfactory to Lender in its sole discretion.

                                    (vii)    Compliance with Laws. Borrower
shall have delivered or have caused to be delivered to Lender evidence, satisfactory to Lender in its sole discretion, that Borrower and the Project are in compliance with all Governmental Requirements.

                                    (viii)   Zoning. Borrower shall have
delivered or have caused to be delivered to Lender evidence, satisfactory to Lender in its sole discretion, of the Project's compliance with applicable zoning and land use laws, ordinances and regulations and if any of the Projects are a legal non-conforming use, evidence that such Project may be rebuilt after a casualty to the same condition, size and location as such Project was immediately prior to the casualty; provided, however, if applicable zoning and land use law prohibit rebuilding or if Borrower decides to not rebuild, Lender may, at it sole discretion, make the New Loan and require the Borrower to repay in full such Loan in the event of casualty.

                           (c)      Prior to closing the Loan:

                                    (i)     Loan Criteria. The New Loan shall
meet the criteria for a New Loan as set forth in Section 3.2.

                                    (ii)     Lender's Underwriting Criteria. The
New Loan, and with respect to a CAPEX Draw, the Borrower's ownership interest in the Pooled Properties and the Pooled Properties, shall meet all of Lender's underwriting criteria, as established by Lender in its sole and absolute discretion.

                                    (iii)    Loan Documents. Borrower and any
other party to the Facility Loan Documents shall have executed and delivered to Lender all of the Facility Loan Documents requested by Lender.

                                    (iv)     Title Insurance Policy. With
respect to New Acquisitions Loans only, Lender shall have received the commitment for the Title Insurance Policy, which shall contain such endorsements as may be reasonably required by Lender including tie-in, first loss and "LAST DOLLAR" endorsements if such endorsements are available in a particular state where a Project is located, in an amount equal to 100% of the Loan for each Project.

                                    (v)      Opinions of Counsel. Borrower shall
have caused to be delivered to Lender such opinions of counsel and other documents and information as Lender's counsel shall require.

                                    (vi)     Underwriting Fee. Borrower shall
have paid to Lender the Underwriting Fee.

                                    (vii)    General Conditions. All the general
conditions listed in Section 3.4 shall have been satisfied.

                                    (viii)   Special Conditions. Borrower shall
have complied with the special conditions for any Loan set forth on the Loan Schedule for such Loan, including without limitation such interest rate cap agreements and related documentation as Lender may require.

                  3.4      General Conditions.

                           (a)      Representations and Warranties. As of the
date any Loan is made hereunder, the representations and warranties set forth in
Article 8 hereof shall be true and correct on and as of such time with the same effect as though such representations and warranties had been made on and as of such time, except to the extent that such representations and warranties expressly relate to an earlier date.

                           (b)      Covenants. Borrower shall have fulfilled
each and every of the covenants of this Loan Agreement (including, but not limited to, the affirmative covenants set forth in Article 5 of this Loan Agreement and the negative covenants set forth in Article 6 of this Loan Agreement) and the other Facility Loan Documents.

                           (c)      No Default. As of the date the Loan is made,
no Event of Default (as defined in Article 9 of this Loan Agreement), nor any event that, with the passage of time or the giving of notice, or both, would become an Event of Default, shall have occurred and be continuing.

                           (d)      No Adverse Change. There shall not have
occurred any material adverse change in Borrower's financial position, since the date of this Loan Agreement, nor any condition, event, or act that, in any case or in the aggregate, would affect in a material adverse manner Borrower's ability to repay the Loans.

                                    ARTICLE 4
                  ADDITIONAL CONDITIONS FOR SUBSEQUENT ADVANCES

                  The following shall be conditions precedent to any disbursement by Lender of any portion of any Loan to Borrower or any Affiliate (any "ADVANCE") if such Advance is:

                           (1)      not made in connection with Borrower or any
Affiliate providing new security or collateral for such Advance; and

                           (2)      made subsequent to the date of the closing
of such Loan, and provided that all of the conditions set forth in Sections 3.3 and 3.4 hereof have previously been satisfied with respect to such Loan (for purposes of this Article 4, the closing of any such Loan shall be deemed to be the date of the Title Insurance Policy for such Loan, if a Title Insurance Policy is required under this Loan Agreement):

                  4.1 Title Documents. Borrower shall provide to Lender, with respect to all real property securing the Loan pursuant to which an Advance is requested, an updated title report, revealing no other liens or encumbrances other than the exceptions set forth on the Title Insurance Policy for such Loan, along with such endorsements to the Title Insurance Policy as Lender shall require to ensure that the Title Insurance Policy insures the Lender's Security Instrument for such Loan as a first lien on such property to the full extent of the amount of the Loan disbursed. Notwithstanding the foregoing, Borrower shall not be required to provide updated title searches or endorsements with respect to the real property that is security for the Hilcoast Note Receivable.

                  4.2 Lender's Fees. Borrower shall pay all reasonable fees of Lender in connection with such Advance, including but not limited to title search and endorsement fees and reasonable legal fees of Lender's counsel.

                  4.3 Certificate Requesting Future Advance. Borrower shall execute and deliver to Lender a certificate in form and substance identical to that set forth on Exhibit F hereto, which certificate shall certify to Lender the matters set forth thereon and such other matters not in conflict with this Loan Agreement or any other Facility Loan Document as Lender shall in its sole discretion deem necessary.

                  4.4 Verification of Capital Expenditures. With respect to any disbursement by Lender of any portion of any CAPEX Draw to Borrower or any Affiliate, (i) Borrower shall provide Lender with (A) a certificate of partial completion from the architect or general contractor stating that the work for which Borrower is requesting the disbursement is complete, (B) all invoices to be paid with funds from the CAPEX Draw, and (C) executed and properly filed lien waivers from all contractors and subcontractors that performed any work at the Project, and (iii) at Lender's option, Lender or Lender's agent shall have inspected the work and found such work to be satisfactory in Lender"s sole but reasonable discretion.

                                    ARTICLE 5
                              AFFIRMATIVE COVENANTS

                  Borrower and Guarantors, as the case may be, covenant and agree that from the date hereof and until payment in full of all amounts owed by Borrower to Lender under any Loan, unless Lender shall otherwise consent in writing:

                  5.1      Maintenance Tests.

                           (a)      DSCR.

                                    (i)      Outstanding Facility Amount. The
DSCR for the Outstanding Facility Amount shall be at least 1.25 at all times. Borrower acknowledges that the DSCR for the Outstanding Facility Amount will be calculated upon the making of any New Loan, as more particularly set forth in
Section 3.2(a)(i) and (ii), and recalculated quarterly.

                                    (ii)     Outstanding CAPEX Draw Amount. The
DSCR for the Outstanding CAPEX Draw Amount shall be at least 1.25 at all times. Borrower acknowledges that the DSCR for the Outstanding CAPEX Draw Amount will be calculated upon the making of a CAPEX Draw, as more particularly set forth in
Section 3.2(a)(i) and recalculated quarterly.

                                    (iii)    Acquisition Facility Loans. The
DSCR for each Acquisition Facility Loan shall be at least 1.25. Borrower acknowledges that such DSCR will be calculated upon the making of the New Acquisition Loan as more particularly set forth in Section 3.2(a)(ii), and recalculated quarterly.

                           (b)      LTVR.

                                    (i)      Outstanding Facility Amount. The
LTVR on the Outstanding Facility Amount shall not exceed seventy-five percent (75%) at any time.

                                    (ii)     The LTVR for the following
Non-Conforming Kranzco Loans meets the DSCR and LTVR requirements for New Acquisition Loans (the Lender's determination of which is pursuant to Section 2-2(b)(ii)), shall not exceed the percentage applicable to each such Loan described below, until such Loan:

            Barn Plaza Theater                              82%
            Bradford Mall                                   72%
            Filene's Basement at Valley Fair                44%

            Franklin Center                                 84%
            Magnolia Plaza                                  74%
            Circuit City at the Mall at Cross County        73%
            Tower Plaza                                     54%

                                    (iii)    The LTVR for each Acquisition
Facility Loan other than the Non-Conforming Kranzco Loans shall not exceed, seventy-five percent (75%);

                                    (iv)     The LTVR for the Hilcoast Note
Advance shall not exceed seventy-five percent (75%). In addition, the outstanding amount of the Hilcoast Note Advance shall not exceed the lesser of
(i) $18,500,000; (ii) seventy-five percent (75%) of the Adjusted Principal Balance (as hereinafter defined) only in the event any Voluntary Prepayments (as hereinafter defined) are made under the Hilcoast Note Receivable; and (iii) seventy-five percent (75%) of the Mark-to-Market Value of the Hilcoast Note Receivable; and

                                    (v)      Outstanding CAPEX Draw Amount. The
LTVR on the Outstanding CAPEX Draw Amount shall not exceed seventy-five percent (75%) at any time.

                           (c)      Hilcoast Note Advance. Lender reserves the
right to perform periodic re-valuations of the Hilcoast Note Receivable at any time at its discretion (the "MARK-TO-MARKET VALUE"). Initially, Lender will value the Hilcoast Note Receivable based upon a discount rate equal to 350 basis points above the 30 year Treasury Note Rate, and the initial Appraised Value at the time of this Loan Agreement is $28,516,000. However, Lender reserves the right to modify the mark-to-market discount rate at its sole discretion based upon market conditions and other criteria, at any time, as it deems prudent; but in no event shall the mark-to-market discount rate utilized by Lender herein at anytime be less than nine percent (9%). As used in this Section 5.1, "ADJUSTED PRINCIPAL BALANCE" shall mean $23,738,000, less Voluntary Prepayments under the Hilcoast Note Receivable. "VOLUNTARY PREPAYMENTS" shall mean any payments which reduce the amount of principal due and owing under the Hilcoast Note Receivable other than through regularly scheduled payments of principal and interest in accordance with the terms therein.

                                    (i)      Value. For the purpose of
establishing value for the LTVR only, (i) real property collateral shall be valued at one hundred percent (100%) of Appraised Value, (ii) the Hilcoast Note Receivable shall be valued at one hundred percent (100%) of Appraised Value, and
(iii) the Pooled Properties shall be valued at 100% of Appraised Value. The "APPRAISED VALUE" of real property shall be based on appraisals no more than twelve months old commissioned by Lender (unless Lender has not commissioned a new appraisal, in which event an appraisal more than twelve months old shall be acceptable for the purposes of this Section 5.1(b)(iv)), completed by a licensed MAI appraiser acceptable to Lender, in its sole discretion. If Lender shall have commissioned new Appraisals, the Appraised Value, for purposes of ascertaining the LTVR only, shall be the value determined in such new Appraisals, as such may be reconciled and accepted by Lender in its reasonable discretion and whether such Appraisals indicate a higher Appraised Value or a lower Appraised Value.

                  5.2 Periodic Review/Required Pay Down. Borrower shall certify (such certification to include schedules which set forth financial calculations to demonstrate such compliance and to be in the form attached as Exhibit G hereto or otherwise acceptable to Lender in its sole discretion) the DSCR maintenance tests set forth in Section 3.2(a) and Section 5.1(a) and the LTVR maintenance test set forth in Section 3.2(b) and Section 5.1(b) hereof, (i) quarterly, (ii) upon each request for a Loan, and (iii) upon the substitution, addition or release of collateral in accordance with the terms hereof and other Facility Loan Documents. Lender may thereafter verify, in its sole discretion, that each test is met. To the extent either the DSCR test or the LTVR test for the Outstanding Facility Amount, the Outstanding CAPEX Draw Amount or any individual Loan is not met at any time during the term of this Loan Agreement, Borrower, within thirty (30) days of Lender notifying Borrower that one or more tests are not met, shall, unless waived or postponed by Lender in its sole discretion, pay down the outstanding principal balance to an amount so that such tests are met, and such payment shall be without penalty (including, without limitation, any Exit Fee or Prepayment Fee) except for the reimbursement to Lender of any costs actually incurred as a result of the prepayment.

                  5.3 Inspections. Borrower shall permit the Lender and such other persons as Lender may designate to visit and inspect any Project or any of the Pooled Properties; to examine the books, records and documents relating to such Project or any of the Pooled Properties and take copies and extracts therefrom; and to discuss the affairs of Borrower with independent accountants of Borrower at such times and as often as Lender may reasonably request. Borrower hereby authorizes its officers, employees and independent accountants to discuss with Lender such affairs of Borrower. Lender shall have no obligation to make any such inspections.

                  5.4 Existence, Properties, Etc. Borrower will do or cause to be done all things necessary (a) to preserve and keep in full force and effect its trust, limited liability company, partnership or corporate existence, as applicable; (b) to preserve and keep in full force and effect its bankruptcy remote status as an SPE; (c) to obtain, extend, preserve, renew, and keep in full force and effect the rights, licenses, permits, franchises, patents, copyrights, trademarks, and trade names material to the conduct of its business and the operation of the Projects; and (d) to maintain and operate such business in substantially the manner in which it is presently conducted and operated. Borrower, shall comply and shall cause the Projects and the Pooled Properties to comply in all material respects with all Governmental Requirements. Borrower shall and at all times maintain, preserve, and protect all property material to the conduct of its business, keep such property in good repair, working order, and condition and from time to time make, or cause to be made, all needful and proper repairs, renewals, additions, improvements, and replacements thereto necessary in order that the business carried on in connection therewith may be properly conducted at all times. Borrower shall not abandon any Project or any of the Pooled Properties.

                  5.5 Payment of Indebtedness, Taxes, Etc. Borrower will (a) pay all of its indebtedness and obligations promptly and in accordance with normal terms and (b) pay and discharge or cause to be paid and discharged promptly all taxes, assessments, and governmental charges or levies imposed upon it or upon its income and profits, or upon any of its property, real, personal or mixed, or upon any part thereof, before the same shall become in default, as well as all lawful claims for labor, materials, and supplies or otherwise which, if unpaid, might become a lien or charge upon such properties or any part thereof; provided, however, Borrower shall not be required to pay and discharge or to cause to be paid and discharged any such tax, assessment, charge, levy, or claim so long as the validity thereof shall be contested in good faith by appropriate proceedings and Borrower shall have set aside on its books adequate reserves with respect to any such tax, assessment, charge, levy, or claim so contested.

                  5.6 Financial Statements/Project Reports.

                           (a) General. Borrower will maintain full and accurate
books of account and other records reflecting the results of the operations of each Project and all the Pooled Properties and containing full, true and correct entries in accordance with generally accepted accounting principles, applied on a consistent basis, prepared on an accrual basis. Such books shall state all dealings or transactions with respect to such Project or the Pooled Properties. Lender and its designees shall have the right to audit such books, at the expense of Borrower, to verify the reports and statements delivered under this Loan Agreement. Additionally, Borrower and Guarantors will furnish or cause to be furnished to Lender:

                                    (i) On or before forty-five (45) days after
the end of each calendar quarter, consolidated (including Kramont and the Operating Partnerships) unaudited financial statements;

                                    (ii) on or before one hundred five (105)
days after the end of each calendar year, annual consolidated (including the Operating Partnerships) audited financial statements;

                                    (iii) copies of all other quarterly and
annual filings with the Securities and Exchange Commission and other publicly released information concurrent with such filing or public release;

                                    (iv) on or before forty-five (45) days after
the end of each calendar quarter, unaudited balance sheets and cash flow statements for each Project and all of the Pooled Properties, such reports to be in such form, substance and reasonable detail as Lender may request, setting forth the financial condition and the income and expenses for each Project and all the Pooled Properties for the immediately preceding calendar quarter, and a certificate executed by Borrower (in the form attached as Exhibit H hereto or otherwise acceptable to Lender in its sole discretion) certifying that such report is a true, complete and correct representation of each Project's operations for the period covered thereby;

                                    (v) within forty-five (45) days after the
end of each calendar quarter, a written statement (rent roll) certified as true, correct and complete by Borrower, containing the information specified below as to each of the Leases, and copies of all new Leases or amendments, modifications or extensions of Leases entered into during such calendar quarter;

                                    (vi) immediate notice of any material
adverse change in any Project's financial condition or business prospects;

                                    (vii) on or before fifteen (15) days prior
to the start of each calendar year an annual budget for each Project and all of the Pooled Properties for the next calendar year, in form and substance acceptable to Lender; and

                                    (viii) upon request of Lender, and at
Borrower's expense, such other operating, financial and credit information as Lender may request with respect to each Project, Borrower's ownership interest in the Pooled Properties, or the Pooled Properties.

                  All statements required to be furnished pursuant to (i), (ii) and (iii) above shall be prepared in accordance with generally accepted accounting principles. The rent roll specified in clause (v) above shall contain the following: tenant name, suite or unit number, square feet of leased space or other designation relating to the size of the unit, commencement and expiration date, lease renewal options, the date rental payments began, number of months of free rent (if applicable) or other concessions, base rent, escalation provisions (if applicable), vacancies and recent rental activities, and other information as Lender deems pertinent in its discretion. At any time and from time to time Borrower shall deliver to Lender such other financial data as Lender shall reasonably request with respect to the ownership, maintenance, use and operation of each Project and the Pooled Properties, and Lender shall have the right, at reasonable times and upon reasonable notice, to audit, examine, and make copies or extracts of Borrower's books of account and records relating to each Project and the Pooled Properties, all of which shall be maintained and made available to Lender and Lender's representatives for such purpose at the address specified herein for Borrower or at such other location as Lender may approve. Upon Lender's request and at Borrower's sole cost and expense, Borrower shall also furnish Lender with convenient facilities and copies of all books and records necessary for an audit of such statements.

                  In the event Borrower fails to furnish or cause to be furnished any required statement or report within fifteen (15) days after the due date specified above, then Lender may, at the expense of Borrower, cause a certified public accountant designated by Lender to prepare such statement or report and the costs thereof shall become part of the principal secured hereby until repaid with interest at the Default Rate.

                           (b) Financial Reporting with respect to Hilcoast Note
Advance:

                                    (i) Borrower and Hilcoast Owners shall,
within forty-five (45) days of the end of each calender quarter, certify to Lender (on the form attached as Exhibit I hereto or as otherwise acceptable to Lender) the outstanding principal balance of the Hilcoast Note Receivable, all payments made thereunder through that calendar quarter and the payment status of real property taxes, assessments and insurance with respect to the Recreation Mortgaged Property.

                                    (ii) Borrower and Hilcoast Owners shall
notify Lender in writing, within three (3) business days of knowledge thereof, of any pending, contemplated or actual receipt of any prepayment or premium made in connection with the Hilcoast Note Receivable.

                                    (iii) Borrower and Hilcoast Owners shall,
within forty-five (45) days of each calendar quarter, certify to Lender (as part of the certificate attached as Exhibit "I" hereto or as otherwise acceptable to Lender) the rents paid under the unit leases for the Recreation Mortgaged Property ("UNIT LEASES") for said quarter and determine and provide to Lender the delinquency rate (in terms of dollars and number of tenants) of payments under the Unit Leases. For purposes of this certification, lease payments shall be deemed delinquent if made thirty (30) days after the actual due date thereof. Lender reserves the right to receive all supporting detail and documentation, including a list of all tenants in arrears, amount of delinquency, etc. in connection with said certification.

                                    (iv) Borrower and Hilcoast Owners shall,
within forty-five (45) days of the end of each calendar quarter, provide to Lender financial statements, certified by an authorized officer, including a balance sheet and operating statements.

                           (c) Audits. Lender shall have the right at any time
and from time to time, to audit the books and records of Borrower, Kramont, the Operating Partnerships and Hilcoast Owners, at Lender's sole cost and expense. However, such audit shall be at the cost of Borrower in the event of any of the following: (i) a material adverse change, in Lender's sole determination, in the financial condition of Borrower, Hilcoast Owners or the Recreation Mortgaged Property; (ii) any default under the Hilcoast Note Advance; (iii) any Change in Management or Change in Control of Borrower; or (iv) any default under any the loan documents made in connection with the Hilcoast Note Receivable.

                  5.7 Notices.

                           (a) Notice of Default. In the event Borrower or any
Affiliate or agent of Borrower knows of any Event of Default which shall have occurred or knows of the occurrence of any event which, upon notice or lapse of time or both, would constitute an Event of Default, Borrower shall promptly furnish to Lender a written statement as to such occurrence, specifying the nature and extent thereof and the action (if any) which is proposed to be taken with respect thereto.

                           (b) Notice of Litigation. Borrower and Guarantors
shall promptly give Lender notice in writing of all litigation and of all proceedings before any governmental or regulatory agencies which, if adversely determined, would materially affect Borrower's or Guarantors's financial or operating condition or a Project"s operating condition. Upon Lender's request from time to time Borrower and Guarantors shall provide Lender with a current list of all litigation or other proceedings pending against Borrower and Guarantors.

                  5.8 Payment of Costs and Expenses.

                           (a) The Loans shall be made without cost or expense
to Lender. Borrower will pay all costs and expenses (including fees of outside attorneys and the fees of any Consulting Engineer) incurred by Lender for preparation of the Facility Loan Documents, perfecting the security interests of Lender in the collateral, and all other reasonable expenses related to the Loans, whether such expenses are incurred before or after the date of this Loan Agreement and regardless of whether any Loan is made and including all such cost and expenses as may be incurred by Lender in collecting the Loans. Without limiting the generality of the foregoing, Borrower agrees to pay on demand all recordation taxes, filing or recording fees, transfer taxes, certificate of title fees, and all other governmental assessments, taxes, charges, and fees that may be due upon the filing or recording of any financing statement, security agreement, mortgage, security deed, document, or like instrument for purposes of documenting or perfecting Lender's security interests in any of Borrower's property.

                           (b) Lender shall be entitled to all costs and
expenses of collection and actual attorneys' fees incurred by Lender to enforce the terms of this Loan Agreement, and/or the Facility Loan Documents, including, without limitation, those expenses and fees which may be incurred in connection with (i) the appointment of a receiver and all appearances in bankruptcy or insolvency proceedings such as in connection with seeking attorneys' fees and disbursements for out-of-court workouts and settlements or for enforcement of rights under any state or federal statute, including, without limitation, relief from stay in a bankruptcy proceeding, (ii) if Lender seeks to have any Project abandoned by any estate in bankruptcy, or (iii) if Lender attempts to have any stay or injunction prohibiting the enforcement or collection of this Loan Agreement or any Notes, prohibiting the foreclosure of any Security Instrument or prohibiting the enforcement of any Security Instrument (or any other Facility Loan Document) lifted by any bankruptcy or other court, and any subsequent proceedings or appeals from any order or judgment entered in any such proceeding. If Lender shall be made a party to or shall intervene in any action or proceeding, whether in court or before any governmental agency affecting any Project, or the title thereto or the interest of Lender under a Security Instrument, including, without limitation, any form of condemnation or eminent domain proceeding, Lender shall be reimbursed by Borrower immediately upon demand for all costs, charges and attorneys' fees incurred by Lender in any such case, and the same shall be secured by the Security Instruments as a further charge and lien upon the Projects. In any action brought under or arising out of this Loan Agreement, Borrower hereby consents to the jurisdiction of any competent court within the Commonwealth of Pennsylvania and to service of process by any means authorized by the law of the such Commonwealth. Borrower specifically acknowledges that, due to the complexity of the Loans, the real estate development sophistication of Borrower and the difficulties contemplated in enforcement of Lender's remedies, Lender, to protect its interest properly and completely in the event of Borrower's default, shall be entitled to retain attorneys of Lender's choice at such attorneys' customary fee rates and that Lender shall be entitled to immediate and full reimbursement for such fees irrespective of any schedule, formula or other guidelines for attorney's fees, whether described as reasonable or otherwise, whether set by any law or court, appellate or trial, bankruptcy or other insolvency tribunal.

                  5.9 Security Interest. To further secure this Loan Agreement and the Loan made hereunder, Borrower, hereby grants, transfers, assigns and conveys to Lender a security interest in the Personal Property. Borrower agrees to execute such further documents, financing statements and other instruments as may be reasonably requested by Lender in order to perfect the security interests granted herein. To the extent that possession of the Personal Property is necessary or advisable to perfect the security interest, Borrower shall deliver such Personal Property to Lender upon Lender's request. Borrower agrees to provide such evidence as Lender shall request from time to time as to the perfection and first priority of such security interests and liens.

                  5.10 Further Assurances/Additional Pledges. Borrower will execute or cause the execution of any and all further documents and take all further actions which may be required under applicable law, or which Lender may request, to grant, preserve, protect, and perfect Lender's first priority security interest in a Project and Borrower's Personal Property or Borrower's ownership interest in the Pooled Properties, including but not limited to causing the execution of a pledge of Borrower"s ownership interests in a Project in exchange for Lender"s release of all Guarantees of a Loan on account of such Project, but only in the event Lender releases such Loan from the cross-default and/or cross-collateralization provisions of this Loan Agreement and the Facility Loan Documents pending a sale or securitization of the Loan or a pool of assets of which the Loan is a part. In the event of a release of a Loan from the cross-default and/or cross-collateralization provisions of this Loan Agreement, all the released Loans shall become non-recourse except for the New Guaranty and all other Guaranties of the Borrower"s obligations under the released Loan shall be released by Lender. Furthermore, Borrower and Lender will execute or cause the execution of any and all further documents and take all further actions which may be permitted under applicable law, (a) to accommodate the sale or securitization by Lender of any Loan or a pool of assets in which the Loans are a part, including but not limited to the execution and delivery of the New Guaranty and such amendments to any Facility Loan Documents that Lender deems appropriate in its sole discretion and the delivery of opinions of counsel as required by Lender"s counsel in its sole discretion, or (b) which are necessary to release Guaranties or make released Loans non-recourse but for New Guarantees. The provisions of the first sentence of this Section 5.10 shall not apply in the event Borrower initiates the release of a Project from the provisions of this Loan Agreement and the Facility Loan Documents.

                  5.11 Personalty and Fixtures. Borrower will deliver to Lender, on demand, copies of any contracts, bills of sale, statements, receipted vouchers or agreements in Borrower's possession under which Borrower claims title to any materials, fixtures or articles incorporated in the Improvements or subject to the lien of any of the Security Instruments.

                  5.12 Appraisal. Borrower, at its sole cost and expense, shall pay for any and all Appraisals of the Projects, the Hilcoast Note Receivable, and the Pooled Properties commissioned by Lender from time to time and at any time, but not more frequently than once during each Loan Year unless there has been an Event of Default hereunder. Borrower, at its sole cost and expense, shall pay for any and all Appraisals requested by Borrower.

                  5.13 Insurance.

                           (a) Required Coverages. Borrower shall at all times
maintain the policies of property, liability, business interruption, workers' compensation and flood and earthquake insurance that are required pursuant to
Section 3.3(a)(ii)(B) or any Security Instrument.

                           (b) Evidence of Insurance Coverage. Prior to the
making of any Loan, and at the time of any change in the amount or scope of coverage provided under any insurance policy (or any change in insurance company), and from time to time upon Lender's request, Borrower shall deliver to Lender counterpart originals, properly endorsed, of each policy of insurance that Borrower is required to maintain under this Loan Agreement or any Security Instrument, together with receipts evidencing the payment of the premium for each such policy. If a counterpart original of the insurance policy cannot be obtained from the insurer, then Lender shall accept an original certificate of insurance in lieu of a counterpart original of the insurance policy provided that (a) such certificate is in form and substance satisfactory to Lender and
(b) the insurance company issuing the certificate expressly authorizes Lender in writing to rely upon such certificate. Borrower shall deliver to Lender like evidence of the renewals of all insurance policies required under this Loan Agreement at least thirty (30) days in advance of the expiration of the same, stamped "Paid" by the agent or company issuing same.

                  5.14 Estoppel Certificates. After request by Lender, Borrower, within ten (10) days, shall furnish Lender or any proposed assignee with a statement, duly acknowledged and certified, setting forth (i) the amount of the original principal amount of the Note, (ii) the unpaid principal amount of the Note, (iii) the rate of interest of the Note, (iv) the terms of payment and maturity date of the Note, (v) the date installments of interest and/or principal were last paid, (vi) that, except as provided in such statement, there are no defaults or events which with the passage of time or the giving of notice or both, would constitute an event of default under the Note, (vii) that the
Note is a valid, legal and binding obligation and has not been modified or if modified, giving particulars of such modification, (viii) whether any offsets or defenses exist against the obligations of Borrower and, if any are alleged to exist, a detailed description thereof, and (ix) any other matters reasonably requested by Lender.

                  5.15 REIT Status. Kramont shall maintain REIT status under the Internal Revenue Code during the term of this Loan Agreement.

                  5.16 Net Worth; Net Income. Guarantors shall maintain a net worth during the term of this Loan Agreement of no less than One Hundred Seventy-Five Million Dollars ($175,000,000.00). Guarantors" net income, plus depreciation, shall not be a negative amount for two (2) consecutive quarters or for any calendar year.

                  5.17 Borrower's Covenant to Post Cash or Collateral if Maximum Availability under Hilcoast Note Advance is Exceeded. In the event that the aggregate amount of the Hilcoast Note Advance outstanding exceeds the maximum allowable availability as set forth in Section 5.1(b)(iv), then Borrower shall be required to either pay down the Hilcoast Note Advance or provide cash or pledge other collateral acceptable to Lender to bring the Hilcoast Note Advance outstanding balance into compliance with the maximum Hilcoast Note Advance amount. Such payment shall be without penalty (including a Prepayment Fee or Exit Fee) except for the reimbursement to Lender of any costs actually incurred as a result of the prepayment.

                  5.18 Borrower"s Covenant to Pay Down Certain Non-Conforming Kranzco Loans. In the event that the REMIC mortgage on any of the fee interests in the Projects known as the Barn Plaza Shopping Center located in Doylestown, Bucks County, Pennsylvania ("BARN PLAZA SHOPPING CENTER"), the Circuit City at the Mall at Cross County located in Yonkers, West Chester County, New York ("CIRCUIT CITY PROJECT"), and the Filene's Basement at Valley Fair located in Berwyn, Chester County, Pennsylvania ("VALLEY FAIR PROJECT") is prepaid or refinanced while the Loan secured by a Project immediately adjacent to or a part of the Barn Plaza Shopping Center, the Circuit City Project or the Valley Fair Project remains a Non-Conforming Kranzco Loan and prior to the sale or securitization of such Loan by Lender, then Borrower shall be required to pay down all outstanding principal and interest on such Non-Conforming Kranzco Loan.


                                    ARTICLE 6
                               NEGATIVE COVENANTS

                  Borrower and Guarantors, as the case may be, covenant and agree that, from the date hereof and until payment in full of all amounts owed by Borrower to Lender, unless Lender shall otherwise consent in writing:

                  6.1 Additional Financing. Kramont, Kramont Operating Partnership and Montgomery shall not incur other indebtedness secured by any Project. All other Borrowers shall not incur any other indebtedness.

                  6.2 No Waste. Borrower shall not commit, permit or suffer any waste of any Project or do or permit to be done thereon anything that may in any way impair the value of any Project or the security of the Security Instruments thereon.

                  6.3 Negative Pledge. Borrower and Guarantors will not create, incur, assume, or suffer to exist any mortgage, pledge, security interest, conditional sale, or other title retention agreement, encumbrance or other lien upon any portion of any Project, now owned or hereafter acquired, of Borrower or Guarantors (the sale with recourse of receivables or any "sale and lease back" of any fixed assets being deemed to be the giving of a lien thereon for money borrowed), other than Permitted Encumbrances. Borrower and Guarantors will not mortgage or in any manner encumber any Project or any part thereof, or permit or suffer to exist thereon any mortgage, lien, or encumbrance of any character (other than the legal operation and effect of the Security Instrument from Lender pursuant to the terms hereof) other than the Permitted Encumbrances, and if any such mortgage, lien, or encumbrance shall become effective in relation to any Project or any part thereof, Borrower and Guarantors will forthwith pay, bond over or otherwise discharge the same.

                  6.4 Consolidations, Mergers and Acquisitions. Borrower will not merge or consolidate with or into any corporation or other entity or acquire any going business or group of assets which together constitute an operating business, or enter into any consolidation, recapitalization, or reorganization, or invest in or advance funds to any subsidiary or affiliated corporation. Lender may, at its sole discretion, approve a merger to which Borrower is the surviving and controlling entity.

                  6.5 Judgments. Borrower and Guarantors will not permit any judgment entered against them or any one of them to remain unsatisfied for a period of more than sixty (60) days after the judgment has become final and unappealable.

                  6.6 Use of a Project. Unless required by applicable law, Borrower shall not (a) except for any change in use approved by Lender, allow changes in the use for which all or part of the Project is being used, or (b) initiate a change in the zoning classification of the Land.

                  6.7 Changes in Ownership/Control. Transfers of interest in the Borrower or the Guarantors which would result in "changes in management" (as hereinafter defined) or "changes in control" (as hereinafter defined) , and transfers of ownership interests in any Project which would result in "changes in control" shall not be permitted without the prior written consent of Lender. "CHANGES IN MANAGEMENT" shall mean (i) the removal of a majority of the members of the Board of Directors of Kramont or (ii) the termination of the employment of Louis P. Meshon, Sr., as president and chief executive officer of Kramont, unless the Board of Directors of Kramont, within ninety (90) days of such termination, appoints an individual with qualifications sufficient to serve as the president and chief executive officer of Kramont, such appointment to be subject to the approval of Lender in its sole but reasonable judgment. "CHANGES IN Control" shall mean, (i) with respect to Kramont (A) the issuance in a public offering of shares of voting common stock, or (B) the issuance of units in its Operating Partnership which if fully redeemed into shares of voting common stock of Kramont would in either instance constitute a transfer of more than 50% of the issued and outstanding shares of voting common stock of Kramont and (ii) with respect to a Project, any transfer of ownership in the Project which would result in the Borrower owning less than the 51% of the ownership interest in the Project.


                                    ARTICLE 7
                                    RESERVES

                  7.1 Establishment of Reserves.

                           (a) Borrower may be required to set aside at the
closing of any Loan under the Acquisition Facility, in a segregated eligible interest-bearing account designed by Lender, 125% of any amounts required to correct deferred maintenance or to complete required environmental remediation, as determined by Lender's internal underwriting department (the "REQUIRED REPAIR RESERVE"). Borrower shall be required to set aside, on each date that a regularly scheduled payment is due under the applicable Note, during the first twelve (12) months of a Loan and any time thereafter upon an Event of Default thereunder or a material adverse change to the Project or market, tenant improvement reserves in amounts as determined by Lender's internal underwriting department (the "TI RESERVE"). Borrower may be required to set aside during the first twelve (12) months of a Loan and any time thereafter upon an Event of Default thereunder or a material adverse change to the Project or market and solely in connection with budgeted capital improvements, replacement reserves in amounts as determined by Lender in its sole and absolute discretion (the "REPLACEMENT RESERVE"); and (iv) the Insurance Reserve. The Required Repair Reserve, TI Reserve and the Replacement Reserve are hereinafter referred to collectively as the "RESERVES".

                           (b) Borrower may be required to set aside an
Insurance Reserve at the funding of any CAPEX Draw.

                           (c) Lender will require Borrower to establish an
escrow fund sufficient to discharge its obligations for the payment of real estate taxes pursuant to the Security Instruments. Initial deposits of taxes shall be made by Borrower to Lender in amounts determined by Lender in its sole discretion on the date of funding a Loan, to be held by Lender in escrow (the "TAX ESCROW"). Additionally, Borrower shall pay to Lender on each date that a regularly scheduled payment of interest is due under any note one-twelfth of an amount which would be sufficient to pay the real estate taxes payable, or estimated by Lender to be payable, upon the due dates established by the appropriate taxing authority during the next ensuing twelve (12) months, as more particularly set forth in the Security Instrument.

                           (d) Lender will require Borrower to set aside at the
closing of any Loan under the Acquisition Facility an amount for each Project that is equal to six (6) months of the premiums that Lender would incur in order to purchase the insurance required by this Loan Agreement and the Security Instrument (the "INSURANCE RESERVE"). If Borrower fails to maintain the insurance required by this Loan Agreement or any Security Instrument or fails to submit to Lender the evidence required by this Loan Agreement or any Security Instrument of maintenance of such insurance, then, upon three (3) days notice to Borrower, Lender may use the Insurance Reserve to purchase insurance satisfactory to Lender in its sole discretion and may require that Borrower make monthly deposits to the Insurance Reserve in an amount satisfactory to Lender. Borrower shall, within ten (10) days of receipt of notice from Lender that Lender has used the Insurance Reserve pursuant to this Section, replenish the Insurance Reserve to its original amount.

                  7.2 Reserves as Additional Security and Source of Repayment.

                           (a) Borrower assigns and grants a security interest
in the Reserves and the Insurance Reserve and the Tax Escrow to Lender as additional security for all of Borrower's obligations under the Facility Loan Documents.

                           (b) On a Final Maturity Date, Lender may, without
notice to Borrower or to any other person or entity, and whether or not an Event of Default shall have occurred, apply all funds in the applicable Reserves and Insurance Reserve and Tax Escrow or any one of them to payment of accrued interest and principal payable under any Notes then outstanding.

                  7.3 Deposits. Borrower shall deposit into the Required Repair Reserve, the TI Reserve, the Replacement Reserve and the Insurance Reserve the sums set forth on the Loan Schedule for each Loan on the dates indicated thereon.

                  7.4 Disbursements and Interest. Disbursement from the Required Repair Reserve shall be governed by the Required Repair Reserve Agreement. Disbursements from the TI Reserve shall be governed by the TI Agreement. Disbursements from the Replacement Reserve shall be governed by the Replacement Reserve Agreement. Lender"s use of the Insurance Reserve shall be governed as set forth in Section 7.5. Interest on the deposits in the Reserves (but not the Insurance Reserve) shall accrue for the benefit of Borrower.

                  7.5 Intentionally Deleted.


                                    ARTICLE 8
                         REPRESENTATIONS AND WARRANTIES

                  Borrower and Guarantors, as the case may be, make the following representations and warranties, each for themselves only, to Lender on the date hereof and at the time any Loan is made, and with respect to each such Loan. If Borrower or Guarantors, as the case may be, are unable to make one or more of the representations or warranties contained in this Article with respect to any requested Loan such inability shall constitute a failure to satisfy the condition precedents set forth in Section 3.3 with respect to such requested Loan.

                  8.1 Organization, Power, Etc. Other than Kramont, Kramont Operating Partnership, and Montgomery, each Borrower is a bankruptcy remote SPE limited partnership or limited liability company or general partnership meeting the SPE requirements set forth on Exhibit J hereof. Each Borrower (i) is validly existing and in good standing under the laws of its state of formation, (ii) has the power and authority to own its properties and assets and to carry on its business as now conducted, and (iii) has the power to execute, deliver and perform each of the Facility Loan Documents and each agreement or instrument contemplated thereby to which it is or will be a party. Each Operating Partnership (i) is a limited partnership validly existing and in good standing under the laws of its state of formation, and (ii) has the power to execute, deliver and perform each of the Facility Loan Documents and each agreement or instrument contemplated thereby to which it is or will be a party.

                  8.2 Authorization of Borrowing, Etc. The borrowings hereunder and the execution, delivery and performance of each of the Facility Loan Documents have been duly authorized by all requisite action on the part of Borrower and Guarantors and will not (i) contravene any provision of law, any order of any court or other agency of government, which contravention could reasonably be expected to have a material adverse effect upon the prospects, profits, or financial or operating condition of Borrower or Guarantors or Borrower's or Guarantors' ability to perform the obligations under the Facility Loan Documents, or (ii) contravene the operating agreement, partnership agreement, articles of incorporation or any indenture, trust agreement, other agreement, or instrument binding upon Borrower or Guarantors, which contravention could reasonably be expected to have a material adverse effect upon the prospects, profits, or financial or operating condition of Borrower or Guarantors or Borrower's or Guarantors' ability to perform the obligations under the Facility Loan Documents, or (iii) be in conflict with, result in the breach of or constitute (with due notice or lapse of time or both) a default under any such indenture, agreement, or other instrument binding upon Borrower or Guarantors, which default or breach could reasonably be expected to have a material adverse effect upon the prospects, profits, or financial or operating condition of Borrower or Guarantors or Borrower's or Guarantors' ability to perform the obligations under the Facility Loan Documents, or (iv) result in the creation or imposition of any lien, charge, or encumbrance of any nature whatsoever upon any of the property or assets of Borrower or Guarantors, except pursuant to the Facility Loan Documents.

                  8.3 Governmental Approval. No action or consent of, or registration or filing with, any governmental agency, bureau, commission, or court is required to be made by Borrower or Guarantors under existing law in connection with the execution, delivery, and performance by Borrower or Guarantors of this Loan Agreement, the borrowings hereunder or the execution and delivery by Borrower or Guarantors of any of the Facility Loan Documents.

                  8.4 No Material Changes, Etc. There has occurred no materially adverse change in the financial condition or business of any individual Borrower or Guarantor as shown on or reflected in the financial statements delivered to the Lender in connection with this Loan Agreement and each Loan.

                  8.5 Permits. The Borrower possesses licenses, permits, and federal, state, or local governmental approvals required for the conduct of its business and the operation of each Project and all the Pooled Properties, if any, except building and occupancy permits for currently vacant space, which Borrower covenants that it will be obtain in due course.

                  8.6 Litigation.

                           (a) On the date of this Loan Agreement, there are no
actions, suits, or proceedings at law or in equity or by or before any governmental instrumentality or other agency pending against Borrower other than
(i) those adequately covered by insurance, as determined by Lender in its sole and absolute discretion or (ii) those disclosed on Exhibit K hereto, and, to Borrower's and Guarantors' knowledge, there are no such actions, suits, or proceedings threatened against or affecting Borrower or guarantors or any property or rights of Borrower or Guarantors which if adversely determined would have a material adverse effect upon the prospects, profits, or financial or operating condition of Borrower or Guarantors.

                           (b) Borrower and Guarantors are not in default with
respect to any judgment, order, writ, injunction, decree, demand, rule, or regulations of any court, arbitrator, grand jury, or of any governmental agency.

                  8.7 Compliance With Other Instruments, Laws, Etc. Borrower and Guarantors are not in violation of any provision of their organizational documents, by-laws, or any agreement or instrument to which they may be subject or by which they or any of their properties may be bound, or any decree, order, judgment, statute, license, rule or regulation in a manner that could result in the imposition of substantial penalties or which affect in a material adverse manner the financial condition of Kramont or either of the Operating Partnerships or the properties or business of the Borrower or Guarantors.

                  8.8 Agreements. Borrower and Guarantors are not a party to, or bound by, any contract or instrument, or subject to any charter or other corporate restriction, which materially adversely affects the business, property, assets, operations or condition, financial or otherwise, of Borrower or Guarantors.

                  8.9 Taxes. Borrower and Guarantors have filed and will continue to file all United States income tax returns and all state and local income tax returns that are required to be filed, and have paid, or made adequate provisions for the payment of, all taxes that have or may become due pursuant to said returns or pursuant to any assessment received by Borrower or Guarantors, except such taxes, if any, as are being contested in good faith and as to which adequate reserves have been provided as required by Section 5.5.

                  8.10 Compliance with Law. Borrower and Guarantors are in compliance with all Governmental Requirements of any domestic or foreign government or any instrumentality or agency thereof having jurisdiction over the conduct of their businesses or the ownership of their properties. The use of each Project for the purposes intended will not violate in any material respect any environmental, ecological, subdivision, zoning, use, or other ordinance, law, or regulation or any agreement applicable to such Project.

                  8.11 ERISA. Borrower and any employee plan, are in compliance in all material respects with the Employee Retirement Income Security Act of 1974, and the regulations promulgated thereunder, as the same may be amended from time to time.

                  8.12 Financial Statements. Each financial statement of Borrower and Guarantors delivered heretofore, concurrently herewith or hereafter to Lender was and will be prepared in conformity with the requirements of
Section 5.6, or other good accounting principles approved by Lender in writing, fairly presents the financial condition of Borrower and Guarantors (including all contingent liabilities) as of the date thereof and for the period covered thereby, and there has been no material adverse change in Borrower's or Guarantors' financial condition subsequent to the date of the most recent financial statement of Borrower and Guarantors delivered to Lender.

                  8.13 Place of Business. On the date of this Loan Agreement, the address of Borrower's chief executive offices and chief places of business is Plymouth Plaza, 580 West Germantown Pike, Suite 200, Plymouth Meeting, PA 19462, which is also the mailing address for such entities.

                  8.14 Brokerage Commission. Borrower has not made any agreement or taken any action that may cause anyone to become entitled to a commission or finder's fee directly attributable to the making of the Loans.

                  8.15 Utilities. All utility services necessary for the use of each Project and all the Pooled Properties are now available and connected to each Project and to each of the Pooled Properties, including water, storm, and sanitary sewer facilities, gas (if available to properties in the same area as each Project and each of the Pooled Properties), electrical and telephone.

                  8.16 Access. Each Project has and all of the Pooled Properties currently have adequate roads and sources of ingress and egress to permit such Project or Pooled Properties to be used for its intended purposes.

                  8.17 Supporting Documents. Each Supporting Document prepared by or on behalf of Borrower or Guarantors and delivered to Lender is true, accurate, correct, and complete in all material respects. To Borrower's and Guarantors' knowledge, each Supporting Document prepared by the Secretary of State or any other governmental authority and delivered to Lender by or on behalf of Borrower or Guarantors is true, accurate, correct, and complete in all material respects.

                  8.18 Title to Projects. Borrower owns absolutely free and clear of any chattel mortgages, conditional bills of sale, or other liens or encumbrances other than Permitted Encumbrances, the Personal Property, the Land, and the Improvements of each Project. No financing statement under the Uniform Commercial Code which names Borrower has been filed, and Borrower has not signed any financing statement or any security agreement authorizing any secured party thereunder to file any such financing statement, except in favor of Lender or with respect to Permitted Encumbrances.

                  8.19 Title to Collateral Notes. Borrower owns absolutely free and clear of any encumbrances the Hilcoast Note Receivable.

                  8.20 Leases. Borrower has provided Lender with a rent roll dated not more than thirty (30) days prior to the date of execution of the Note with respect to all Leases of any portion of each Project. As of the date of this Loan Agreement, there has been no material adverse change in the income set forth in the rent roll. The Leases reflected on such rent roll constitute the sole agreements and understandings relating to leasing or licensing of space at each Project. There are no occupancies, rights, privileges or licenses in or to each Project other than (i) pursuant to the Leases reflected on the rent roll, which Leases are in full force and effect in accordance with their respective terms and without a material number of payment defaults or any other material default thereunder, and (ii) as set forth on the Loan Schedule for any particular Loan. The rent roll accurately and completely sets forth all rents payable by and security, if any, deposited by Tenants, no Tenant having paid more than one month's rent in advance. No leasing, brokerage or like commissions, fees or payment are due from Borrower in respect of the Leases, except as set forth on the Loan Schedule for each Loan.

                  8.21 Compliance with Environmental Laws. Borrower warrants and represents that (i) based upon the environmental Phase I site assessment of each Project, which assessments are identified on Exhibit L hereto, and except as identified therein, no hazardous substance, pollutant or contaminant (as defined in Section 101 of the Comprehensive Environmental Response, Compensation and Liability Act (CERCLA), 42 U.S.C. "9601, as amended by the Superfund Amendments and Re-authorization Act of 1986 (Pub. L. No. 99-499, 100 Stat. 1613 (1986)
(SARA) or 40 CFR Part 261, whichever is applicable) is present on any Project other than in compliance with applicable local, state and federal laws, and (ii) Borrower has not been identified in any litigation, administrative proceedings or investigation as a responsible party for any liability under the above referenced laws. Borrower covenants that it will not use, generate, treat, store, dispose of, or otherwise introduce any hazardous substances, pollutants, contaminants, hazardous waste, residual waste, solid waste or substance (as used in clauses (i) or (ii) above) into or on each Project (except in quantities not in violation of any laws and necessary for the day to day operation of such Project) and will not cause, suffer, allow, or permit anyone else to do so, in violation of any applicable statute, law, ordinance, rule or regulation.


                                    ARTICLE 9
                     EVENTS OF DEFAULT AND CERTAIN REMEDIES

                  9.1 Default. The occurrence of any of the following shall be an Event of Default:

                           (a) Borrower fails to make any payment on account of
the principal amount of any Note or of interest thereon or any other amount due under any Facility Loan Document after the same becomes due and payable (subject to any applicable cure period); or

                           (b) Any representation, warranty, or statement made
by Borrower, Guarantors or others in, under, or pursuant to the Facility Loan Documents or any affidavit or other instrument executed or delivered with respect to the Facility Loan Documents is determined by Lender to be false or misleading in any material respect as of the date hereof or thereof or shall become so at any time prior to the repayment in full of the Loans; or

                           (c) Borrower sells, abandons, transfers or disposes
all or any part of any Project or any interest therein, or permits or suffers the sale, assignment or transfer of any interests in Borrower, other than in accordance with Sections 2.8, without the prior written consent of Lender; or

                           (d) Any Project is, in the judgment of Lender,
materially injured or destroyed, by fire or otherwise, and is not otherwise required to be restored pursuant to the terms of the Security Instrument and Borrower does not bring the Outstanding Facility Amount into compliance with the LTVR requirement pursuant to Section 5.1(b)(i) and DSCR for the Outstanding Facility Amount requirement pursuant to Section 5.1(a)(i), within 30 days of such occurrence; or

                           (e) Any court of competent jurisdiction shall sign an
order (i) adjudicating Borrower or a Guarantor bankrupt, (ii) appointing a trustee or receiver of the Project, or of a substantial part of the property of Borrower or a Guarantor, or (iii) approving a petition for, or effecting, an arrangement in bankruptcy, or any other judicial modification or alteration of the rights of Lender or of other creditors of Borrower or a Guarantor; or if Borrower or a Guarantor shall (i) file any petition or (ii) consent to any other action seeking any such judicial order; or if Borrower shall make an assignment for the benefit of creditors or shall admit in writing inability to pay debts generally as they become due; or

                           (f) If any Borrower or Guarantor or its members,
board of directors or stockholders shall institute any proceedings for the dissolution or liquidation of such Borrower or Guarantor or fail to secure and protect its ability to do business in the state where any of the Projects are located; or

                           (g) Unless adequately covered by insurance in the
sole opinion of Lender, the entry of a final judgment for the payment of money involving more than $100,000 against Borrower or a Guarantor, and the failure of the Borrower or Guarantors to cause the same to be discharged or bonded off to the satisfaction of Lender within sixty (60) days from the date the order, decree or process under which or pursuant to which such judgment was entered; or

                           (h) A material adverse change occurs in the financial
condition of Kramont or either of the Operating Partnerships or their businesses, or a Change in Management or Change in Control occurs to any Borrower or Guarantor which is not corrected to the reasonable satisfaction of Lender; or

                           (i) In the event there is a material change in the
financial condition of any Borrower other than Kramont or either of the Operating Partnerships, Lender may, at its option, underwrite the individual Loan of such Borrower and require such Borrower to pay-down the Loan to bring it in compliance with the maintenance tests in this Loan Agreement. The Borrower's failure to pay-down the Loan in such manner within thirty (30) days shall constitute an Event of Default.

                           (j) Any litigation is initiated or, to their
knowledge, threatened against Borrower or a Guarantor which, in the sole opinion of Lender, is likely to have a material adverse effect on the financial condition or business of Kramont or either of the Operating Partnerships; or

                           (k) Borrower shall fail to keep in full force and
effect any permit or approval issued by any governmental authority necessary for the construction, occupancy or use of each Project or with respect to the matters contemplated hereby, and either (i) Borrower fails to take all appropriate action to reinstate such permit or approval within five (5) days after demand by Lender, or (ii) such permit or approval cannot be reinstated; or

                           (l) Borrower or a Guarantor fails to observe or
perform any other term, condition or covenant of any Note, any Security Instrument, this Loan Agreement or any of the other Facility Loan Documents, and (i) except for the failure to maintain the DSCR test and LTVR tests described in Section 5.1(a)(i) and 5.1(b)(i), respectively, such failure continues for more than fifteen (15) days after notice from Lender of such failure, or, if such failure cannot be cured within such fifteen (15) day period, and provided that Borrower commences cure within such fifteen (15) day period and thereafter proceeds diligently, such additional time as is required, but in no event more than sixty (60) days or (ii) for the failure to maintain the DSCR test and LTVR tests described in Section 5.1(a)(i) and 5.1(b)(ii) respectively, such failure continues for more than thirty (30) days after notice from Lender of such failure; or

                           (m) A default by Borrower or any Affiliate pursuant
to any of the Facility Loan Documents executed in connection with any Loan, following all applicable cure periods; or

                           (n) A default by the Hilcoast Owners under the
Hilcoast Note Receivable or a default under the Security Instrument on the Recreation Mortgaged Property which secures the Hilcoast Note Receivable, following all applicable cure periods.

                  9.2 Cross Default and Cross Collateralization. The security for the Loans shall be the Projects, the Hilcoast Note Receivable and Borrower"s interests in the Pooled Properties, all as set forth on the Loan Schedules attached hereto, as amended, supplemented or modified from time to time, which Loans are evidenced by a Note for each Loan, and secured by a Security Instrument for each Loan, all of which are cross defaulted and all of which, except for the Security Instrument securing the Project known as Century Plaza and located in Deerfield Beach, Broward County, Florida and the Security Instrument securing the Circuit City Project, are fully cross collateralized. Therefore, an Event of Default under this Loan Agreement or under any Loan shall be an Event of Default under each and every Loan, but the Mortgage and Security Agreement listed as item No. 8 on Schedule 1-1 hereto and the Pledge and Security Instrument listed as item No. 14 on Schedule 1-1 hereto shall secure only the Note listed as item No. 2 on said Schedule 1-1, as modified from time to time, and the Security Instrument listed as item No. 3 on Schedule 14-1 hereto shall secure only the Note listed as item No. 2 on said Schedule 14-1 together with an additional sum of One Million Nine Hundred Two Thousand Six Hundred Twenty-Four Dollars ($1,902,624). Lender shall have the unilateral right, in its sole and absolute discretion, to release any Loan from the cross-default and/or cross-collateralization provisions of this Section in the event of a sale or securitization of the Loan or a pool of assets of which the Loan is a part and/or to again subject to such cross-default and/or cross-collateralization provisions any Loan so released. Additionally, at the request of Borrower, Lender shall release a Loan from the cross-default and cross-collateralization provisions of this Section if (i) the resulting DSCR for the Outstanding Facility Amount is at least 1.25 and the resulting LTVR for the Outstanding Facility Amount does not exceed seventy-five percent (75%), (ii) the DSCR and LTVR tests for each individual Loan (other than CAPEX Draws) are met;
(iii) there exists no Event of Default hereunder or under any Loan; and (iv) Borrower and/or Guarantor, as applicable, certify to Lender (on the form attached as Exhibit F hereto or as otherwise acceptable to Lender and with appropriate back-up documentation acceptable to Lender in its sole discretion) to Lender that there has not occurred any material adverse change in any Project or in the financial condition of any Borrower or Guarantor. Borrower shall not be subject to the prepayment minimum amount when repaying any individual Loan in order to satisfy the criteria of this Section 9.2 but shall be subject to Exit Fees and Prepayment Fees due hereunder in connection with any prepayment in accordance with Section 2.8.

                  9.3 Remedies.

                           (a) Upon the occurrence of an Event of Default, (i)
Lender shall have no further obligation to make any additional Loans to Borrower, (i) Lender may declare any or all of the Notes to be forthwith due and payable, whereupon the Notes shall become forthwith due and payable, in each case both as to outstanding principal and interest, without presentment, protest, or other notice of any kind, all of which are hereby expressly waived, anything contained herein or in the Notes to the contrary notwithstanding, and
(iii) Lender may exercise any remedy set forth in any Facility Loan Documents or at law or in equity, including but not limited to foreclosing upon the Projects;

                           (b) Upon the occurrence of an Event of Default
specified in Section 9.1(a), Lender may charge Borrower a late payment fee for each month during which a delinquency exists equal to the lesser of (i) the Default Rate and (ii) the maximum amount permitted by applicable state law; and

                           (c) Upon the occurrence of an Event of Default
specified in Section 9.1(a), Lender may enforce any Lock Box Agreement.

                  9.4 Remedies Cumulative. The rights and remedies of Lender upon the occurrence of an Event of Default set forth herein are in addition to the rights and remedies contained elsewhere in the Facility Loan Documents and available at law and in equity. No failure by Lender to exercise and no delay in exercising any right, power, or privilege under this Loan Agreement shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power, or privilege hereunder preclude any other further exercise thereof or the exercise of any other right, power, or privilege. Each waiver shall be strictly construed.


                                   ARTICLE 10
                  LENDER'S DISCLAIMERS - BORROWER'S INDEMNITIES

                  10.1 No Liability of Lender. Lender has no liability or obligation whatsoever or howsoever in connection with any Project or the development thereof or work performed thereon, and has no obligation except to disburse the Loan proceeds, the Reserves and any escrowed funds as herein agreed. Lender is not obligated to inspect the Improvements nor is Lender liable, and under no circumstances whatsoever shall Lender be or become liable, for the performance or default of any contractor or subcontractor, or for any failure to construct, complete, protect or insure any Project, or any part thereof, or for the payment of any cost or expense incurred in connection therewith, or for the performance or nonperformance of any obligation of Borrower to Lender nor to any other person, firm or entity without limitation. Nothing, including without limitation any disbursement of Loan proceeds nor acceptance of any document or instrument, shall be construed as such a representation or warranty, express or implied, on Lender's part. Lender shall not be liable hereunder for any act or omission by it, in the absence of fraud, gross negligence or intentional misconduct. Lender shall incur no liability to Borrower by acting upon any certificate or other paper believed by it to be genuine and purporting to be signed by the proper party or with respect to anything which Lender may do or refrain from doing unless it amounts to fraud or gross negligence. Lender may consult with counsel selected by it, and any action taken or suffered in good faith by it in accordance with the opinion of such counsel shall be full justification and protection to it.

                  10.2 No Obligation by Lender to Operate. Any term or condition of any of the Facility Loan Documents to the contrary notwithstanding, Lender shall not have, and by its execution and acceptance of this Loan Agreement hereby expressly disclaims, any obligation or responsibility for the management, conduct or operation of the business and affairs of Borrower or Guarantors. Any term or condition of the Facility Loan Documents which permits Lender to disburse funds, whether from the proceeds of the Loan, the Reserves or otherwise, or to take or refrain from taking any action with respect to Borrower, Guarantors, any Project or any other collateral for repayment of the Loan, shall be deemed to be solely to permit Lender to audit and review the management, operation and conduct of the business and affairs of Borrower and to maintain and preserve the security given by Borrower to Lender for the Loan, and may not be relied upon by any other person. Further, Lender shall not have, has not assumed and by its execution and acceptance of this Loan Agreement hereby expressly disclaims any liability or responsibility for the payment or performance of any indebtedness or obligation of Borrower or Guarantors and no term or condition of the Facility Loan Documents shall be construed otherwise. Borrower hereby expressly acknowledges that no term or condition of the Facility Loan Documents shall be construed so as to deem the relationship between Borrower and Lender to be other than that of a borrower and lender, and Borrower shall at all times represent that the relationship between Borrower and Lender is solely that of a borrower and lender. Borrower hereby indemnifies and agrees to hold Lender harmless from and against any cost, expense or liability incurred or suffered by Lender as a result of any assertion or claim of any obligation or responsibility of Lender for the management, operation and conduct of the business and affairs of Borrower, or as a result of any assertion or claim of any liability or responsibility of Lender for the payment or performance of any indebtedness or obligation of Borrower.

                  10.3 Indemnity by Borrower. KRAMONT, THE OPERATING PARTNERSHIPS AND BORROWER HEREBY INDEMNIFY LENDER AND EACH OF ITS AFFILIATES AND THEIR RESPECTIVE OFFICERS, DIRECTORS, EMPLOYEES, AND AGENTS FROM, AND HOLDS EACH OF THEM HARMLESS AGAINST, ANY AND ALL LOSSES, LIABILITIES, CLAIMS, DAMAGES, COSTS, AND EXPENSES TO WHICH ANY OF THEM MAY BECOME SUBJECT, INSOFAR AS SUCH LOSSES, LIABILITIES, CLAIMS, DAMAGES, COSTS, AND EXPENSES ARISE FROM OR RELATE TO ANY OF THE FACILITY LOAN DOCUMENTS OR ANY OF THE TRANSACTIONS CONTEMPLATED THEREBY OR FROM ANY INVESTIGATION, LITIGATION, OR OTHER PROCEEDING, INCLUDING, WITHOUT LIMITATION, ANY THREATENED INVESTIGATION, LITIGATION, OR OTHER PROCEEDING RELATING TO ANY OF THE FOREGOING. WITHOUT INTENDING TO LIMIT THE REMEDIES AVAILABLE TO

LENDER WITH RESPECT TO THE ENFORCEMENT OF ITS INDEMNIFICATION RIGHTS AS STATED HEREIN OR AS STATED IN ANY FACILITY LOAN DOCUMENT, IN THE EVENT ANY CLAIM OR DEMAND IS MADE OR ANY OTHER FACT COMES TO THE ATTENTION OF LENDER IN CONNECTION WITH, RELATING OR PERTAINING TO, OR ARISING OUT OF THE TRANSACTIONS CONTEMPLATED BY THIS LOAN AGREEMENT, WHICH LENDER REASONABLY BELIEVES MIGHT INVOLVE OR LEAD TO SOME LIABILITY OF LENDER, BORROWER SHALL, IMMEDIATELY UPON RECEIPT OF WRITTEN NOTIFICATION OF ANY SUCH CLAIM OR DEMAND, ASSUME IN FULL THE PERSONAL RESPONSIBILITY FOR AND THE DEFENSE OF ANY SUCH CLAIM OR DEMAND AND PAY IN CONNECTION THEREWITH ANY LOSS, DAMAGE, DEFICIENCY, LIABILITY OR OBLIGATION, INCLUDING, WITHOUT LIMITATION, LEGAL FEES AND COURT COSTS INCURRED IN CONNECTION THEREWITH. IN THE EVENT OF COURT ACTION IN CONNECTION WITH ANY SUCH CLAIM OR DEMAND, BORROWER SHALL ASSUME IN FULL THE RESPONSIBILITY FOR THE DEFENSE OF ANY SUCH ACTION AND SHALL IMMEDIATELY SATISFY AND DISCHARGE ANY FINAL DECREE OR JUDGMENT RENDERED THEREIN. LENDER MAY, IN ITS SOLE DISCRETION, MAKE ANY PAYMENTS SUSTAINED OR INCURRED BY REASON OF ANY OF THE FOREGOING; AND BORROWER SHALL IMMEDIATELY REPAY TO LENDER, IN CASH, THE AMOUNT OF SUCH PAYMENT, WITH INTEREST THEREON AT THE MAXIMUM RATE OF INTEREST PERMITTED BY APPLICABLE LAW FROM THE DATE OF SUCH PAYMENT. LENDER SHALL HAVE THE RIGHT TO JOIN BORROWER AS A PARTY DEFENDANT IN ANY LEGAL ACTION BROUGHT AGAINST LENDER, AND BORROWER HEREBY CONSENTS TO THE ENTRY OF AN ORDER MAKING BORROWER A PARTY DEFENDANT TO ANY SUCH ACTION.

                  10.4 Relationship of Parties. THE RELATIONSHIP BETWEEN BORROWER AND LENDER IS, AND AT ALL TIMES SHALL REMAIN, SOLELY THAT OF DEBTOR AND CREDITOR, AND SHALL NOT BE, OR BE CONSTRUED TO BE, A JOINT VENTURE, EQUITY VENTURE, PARTNERSHIP OR OTHER RELATIONSHIP OF ANY NATURE.


                                   ARTICLE 11
                                  MISCELLANEOUS

                  11.1 Amendment; Waiver. No amendment or waiver of any provision of this Loan Agreement or any Facility Loan Documents, nor consent to any departure by Borrower therefrom, shall in any event be effective unless the same shall be in writing and signed by Lender. Any such waiver, consent, or approval shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on Borrower in any case shall entitle Borrower to any other or further notice or demand in the same, similar, or other circumstances. No waiver by Lender of any breach or default of or by Borrower under this Loan Agreement or any Facility Loan Documents shall be deemed a waiver of any other previous breach or default or any thereafter occurring. In no event shall the delay of enforcement of any rights or remedies available to Lender, or any other indulgence, be construed as a waiver of rights or remedies unless the same shall be agreed to in writing by Lender.

                  11.2 Severability. Any provision of this Loan Agreement prohibited by the laws of any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition, or modified to conform with such laws, without invalidating the remaining provisions of this Loan Agreement, and any such prohibition in any jurisdiction shall not invalidate such provisions in any other jurisdiction.

                  11.3 Governing Law; Jurisdiction and Venue. Borrower hereby acknowledges, consents and agrees that the provisions of this Loan Agreement and all other Facility Loan Documents except the Security Instruments for all Loans except the Hilcoast Note Advance shall be interpreted and construed in accordance with the laws of the Commonwealth of Pennsylvania. The Security Instruments (except those securing the Hilcoast Note Advances) shall be interpreted and construed in accordance with the laws of the state in which the Project is located. Borrower hereby consents to the jurisdiction and venue of the United States District Court for the Eastern District of Pennsylvania in any proceeding instituted to enforce this Loan Agreement, the Note or any of the obligations evidenced in the Facility Loan Documents and hereby waives any objections to such jurisdiction and venue.

                  11.4 Headings. The Article and Section headings in this Loan Agreement are for convenience only and shall not affect the construction hereof.

                  11.5 Notices. No notice or other communication shall be deemed given unless sent in the manner, and to the persons, specified in this Section. All notices and other communications hereunder shall be in writing and shall be deemed given (a) upon receipt if delivered personally (unless subject to clause(b)) or if mailed by registered or certified mail, (b) at noon on the date after dispatch if sent by overnight courier or (c) upon the completion of transmission (which is confirmed telephonically by the receiving party) if transmitted by telecopy or other means of facsimile which provides immediate or near immediate transmission to compatible equipment in the possession of the recipient, and in any case to the parties at the following addresses or telecopy numbers (or at such other address or telecopy number for a party as will be specified by like notice):

                  If to Borrower, either Operating Partnership, or any other
Guarantor:

                           c/o Kramont Realty Trust
                           Plymouth Plaza
                           580 W. Germantown Pike, Suite 200
                           Plymouth Meeting, PA  19426
                           Attention: Louis P. Meshon, President & CEO
                                      Telecopy Number: (610) 834-8110
                  with a copy to:

                           Stanley S. Cohen, Esquire
                           Fox, Rothschild, O'Brien & Frankel, LLP
                           2000 Market Street, 10th Floor
                           Philadelphia, PA  19103-3291
                           Telecopy Number: (215) 299-2150

                  If to Lender:

                           GMAC Commercial Mortgage Corporation
                           200 Witmer Road
                           P.O. Box 1015
                           Horsham, PA  19044
                           Attention: Servicing - Accounting Manager
                                      Telecopy Number: (215) 328-1378

                  with a copy to:

                           GMAC Commercial Mortgage Corporation
                           200 Witmer Road
                           P.O. Box 1015
                           Horsham, PA  19044
                           Attention: Intermediate Finance Group - Asset Manager
                                      Telecopy Number: (215) 328-1190

                  and a copy to:

                           Richard R. Goldberg, Esquire
                           Ballard Spahr Andrews & Ingersoll, LLP
                           51st Floor, 1735 Market Street
                           Philadelphia, PA  19103
                           Telecopy Number: 215-864-8999

                  Notwithstanding the foregoing, any notice in fact received shall be effective as of the time of receipt.

                  11.6 Publicity. Except as required by law, Borrower, without the express written consent of Lender, shall not advertise or otherwise disclose, other than to its agents, the fact that the type and amount of financing contemplated under this Loan Agreement has been provided for Borrower by Lender.

                  11.7 Survival of Loan Agreement. All covenants, agreements, representations and warranties made herein and in the certificates delivered pursuant hereto shall survive the making by Lender of the Loan and the execution and delivery to Lender of any Notes and shall continue in full force and effect so long as any Note or any amount due thereunder or hereunder is outstanding and unpaid.

                  11.8 Waiver of Jury Trial. BORROWER AND LENDER WAIVE ALL RIGHTS TO TRIAL BY JURY OF ANY AND ALL CLAIMS, COUNTERCLAIMS, AND DEFENSES ARISING UNDER THIS LOAN AGREEMENT, THE NOTES, THE OTHER FACILITY LOAN DOCUMENTS, OR ANY OTHER AGREEMENT OR AGREEMENTS BETWEEN BORROWER AND LENDER AT ANY TIME, INCLUDING ANY SUCH AGREEMENTS, WHETHER WRITTEN OR ORAL, MADE OR ALLEGED TO HAVE BEEN MADE AT ANY TIME PRIOR TO THE DATE HEREOF, AND ALL AGREEMENTS MADE HEREAFTER OR OTHERWISE. IN MAKING THIS WAIVER BORROWER AND LENDER ACKNOWLEDGE AND AGREE THAT ANY AND ALL SUCH CLAIMS, COUNTERCLAIMS, AND DEFENSES SHALL BE HEARD BY A JUDGE OF A COURT OF COMPETENT JURISDICTION, WITHOUT A JURY. BORROWER AND LENDER ACKNOWLEDGE AND AGREE THAT THIS WAIVER OF TRIAL BY JURY IS A MATERIAL ELEMENT OF THE CONSIDERATION FOR THIS LOAN AGREEMENT. BORROWER AND LENDER ACKNOWLEDGE THAT THIS IS A WAIVER OF A LEGAL RIGHT AND THAT THIS WAIVER IS MADE KNOWINGLY AND VOLUNTARILY AFTER CONSULTATION WITH, OR THE OPPORTUNITY TO CONSULT WITH, COUNSEL OF ITS CHOICE.

                  11.9 Controlling Document. In the event of a conflict between the terms and conditions of this Loan Agreement and the terms and conditions of any other Facility Loan Document, the terms and conditions of this Loan Agreement shall control.

                  11.10 Successors. This Loan Agreement shall be binding upon and inure to the benefit of Borrower, any Guarantor, their successors, and those assigns consented to in writing by Lender, and upon Lender, its successors and assigns. Any assignment attempted by Borrower without the written consent of Lender shall be void. Wherever the word "LENDER" is used herein it shall be deemed to include also the successors and assigns of Lender, and the word "BORROWER" shall include the successors of Borrower and shall include those assignees of Borrower consented to in writing by Lender. No consent by Lender of an assignment by Borrower shall release Borrower as a party primarily obligated and liable under the terms of this Loan Agreement unless Borrower shall be released specifically by Lender in writing. No consent by Lender to an assignment shall be deemed to be a waiver of the requirement of consent by Lender of each and every further assignment, as a condition precedent to the effectiveness of such assignment.

                  11.11 Time. Time is of the essence of this Loan Agreement and each and every term, covenant, and condition herein.

                  11.12 Changes. This Loan Agreement may not be changed or terminated orally.

                  11.13 Counterparts. This Loan Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original but all of which shall together constitute one and the same instrument.

                  11.14 Recitals. The Recitals to this Loan Agreement are a part of this Loan Agreement and are incorporated herein.

                  11.15 Marshaling and Other Matters. Borrower hereby waives, to the extent permitted by law, the benefit of all appraisement, valuation, stay, extension, reinstatement and redemption laws now or hereafter in force and all rights of marshaling in the event of any sale of any Project or any part thereof or any interest therein. Further, Borrower hereby expressly waives any and all rights of redemption from sale under any order or decree of foreclosure of any Security Instrument on behalf of Borrower, and on behalf of each and every person acquiring any interest in or title to any Project subsequent to the date of any Security Instrument and on behalf of all persons to the extent permitted by applicable law.

                  11.16 Limitation of Liability. With respect to Kramont Realty Trust (the "TRUST"), this Guaranty/Agreement and all documents, agreements, understandings and arrangements relating to this transaction have been executed by the undersigned in his capacity as an officer or trustee of the Trust, or its affiliates, which has been formed as a Maryland real estate investment trust pursuant to an Amended and Restated Declaration of Trust of Kramont Realty Trust effective as of June 16, 2000, and not individually, and none of the trustees, officers, shareholders, employees or agents of the Trust shall be bound or have any personal liability hereunder or thereunder. Lender/Indemnitee shall look solely to the assets of the Trust for satisfaction of any liability of the Trust in respect of this Guaranty/Agreement and all documents, agreements, understandings and arrangements relating to this transaction and will not seek recourse or commence any action against any of the trustees, officers, shareholders, employees or agents of the Trust or any of their personal assets (including without limitation personal bank accounts maintained with Lender/Indemnitee) for the performance or payment of any obligation hereunder or thereunder. The foregoing shall also apply to any future documents, agreements, understandings, arrangement and transactions between the parties hereto.





               [INTENTIONALLY BLANK; EXECUTION ON FOLLOWING PAGE]

                  IN WITNESS WHEREOF, and intending to be legally bound hereby, Borrower, Guarantors and Lender have executed this Amended and Restated Loan and Credit Facility Agreement under seal as of the day and year first above written.

BORROWER:

KRAMONT REALTY TRUST,
a Maryland real estate investment trust
(successor by merger to CV Reit, Inc.)

By:   /s/ Louis P. Meshon, Sr.
   --------------------------------------
      Louis P. Meshon, Sr.
      President & CEO

KRAMONT OPERATING PARTNERSHIP, L.P.,
a Delaware limited partnership

By:      Kramont Realty Trust,
         a Maryland real estate investment trust
         its sole general partner

By:   /s/ Louis P. Meshon, Sr.
   --------------------------------------
      Louis P. Meshon, Sr.
      President & CEO





                      [SIGNATURES CON'T ON FOLLOWING PAGE]

MONTGOMERY CV REALTY L.P.,
a Delaware limited partnership

By:   CV GP L.P.,
      a Delaware limited partnership,
      its sole general partner

      By:   CV GP LLC,
            a Delaware limited liability company,
            its sole general partner

            By:   Kramont Operating Partnership, L.P.,
                  a Delaware limited partnership,
                  its sole member

                  By:   Kramont Realty Trust,
                        a Maryland real estate investment trust,
                        its sole general partner

                        By:   /s/ Louis P. Meshon, Sr.
                           --------------------------------------
                              Louis P. Meshon, Sr.
                              President & CEO

CENTURY PLAZA ASSOCIATES, L.P.,
a Delaware limited partnership

By:   CP General Partner LLC,
      a Delaware limited liability company,
      its sole general partner

      By:   /s/ Louis P. Meshon, Sr.
         ----------------------------------
            Louis P. Meshon, Sr.
            President of CP General Partner, LLC & Authorized Signatory

MARLTON PLAZA ASSOCIATES, L.P.,
a Delaware limited partnership

By:   Marlton Plaza, LLC,
      a Delaware limited liability company,
      its sole general partner

      By:   /s/ Louis P. Meshon, Sr.
         ----------------------------------
            Louis P. Meshon, Sr.
            President of Marlton Plaza, LLC & Authorized Signatory

                      [SIGNATURES CON'T ON FOLLOWING PAGE]

LAKEWOOD PLAZA 9 ASSOCIATES, L.P.,
a Delaware limited partnership

By:   Lakewood Plaza 9, LLC,
      a Delaware limited liability company,
      its sole general partner

      By:   /s/ Louis P. Meshon, Sr.
         ----------------------------------
            Louis P. Meshon, Sr.
            President of Lakewood Plaza 9, LLC & Authorized Signatory

CHERRY SQUARE MCV ASSOCIATES, L.P.,
a Delaware limited partnership

By:   Cherry Square MCV L.L.C.,
      a Delaware limited liability company,
      its sole general partner

      By:   /s/ Louis P. Meshon, Sr.
         ----------------------------------
            Louis P. Meshon, Sr.
            President of Cherry Square MCV L.L.C. & Authorized Signatory

KR BAINBRIDGE LLC,
a Delaware limited liability company

By:   KR Bainbridge Manager LLC,
      a Delaware limited liability company,
      its sole manager

      By:   /s/ Louis P. Meshon, Sr.
         ----------------------------------
            Louis P. Meshon, Sr.
            President of KR Bainbridge Manager LLC & Authorized Signatory

KR BARN, L.P.,
a Pennsylvania limited partnership

By:   KR Barn GP LLC,
      a Delaware limited liability company,
      its sole general partner

      By:   /s/ Louis P. Meshon, Sr.
         ----------------------------------
            Louis P. Meshon, Sr.
            President of KR Barn GP LLC & Authorized Signatory


                      [SIGNATURES CON'T ON FOLLOWING PAGE]

KR BRADFORD MALL, L.P.,
a Pennsylvania limited partnership

By:   KR Bradford Mall GP LLC,
      a Delaware limited liability company,
      its sole general partner

      By:   /s/ Louis P. Meshon, Sr.
         ----------------------------------
            Louis P. Meshon, Sr.
            President of KR Bradford Mall GP LLC & Authorized Signatory

LILAC DE LLC,
a Delaware limited liability company

By:   Lilac DE Manager LLC,
      a Delaware limited liability company,
      its sole manager

      By:   /s/ Louis P. Meshon, Sr.
         ----------------------------------
            Louis P. Meshon, Sr.
            President of Lilac DE Manager LLC & Authorized Signatory






                      [SIGNATURES CON'T ON FOLLOWING PAGE]

CULPEPER SHOPPING CENTER JOINT VENTURE,
a Maryland general partnership

By:   KR Culpeper GP LLC,
      a Delaware limited liability company,
      its Partner

      By:   /s/ Louis P. Meshon, Sr.
         ----------------------------------
            Louis P. Meshon, Sr.
            President of Culpeper GP LLC & Authorized Signatory

and

By:   KR Culpeper II GP, LLC,
      a Delaware limited liability company,
      its Partner

      By:   /s/ Louis P. Meshon, Sr.
         ----------------------------------
            Louis P. Meshon, Sr.
            President of KR Culpeper II GP, LLC & Authorized Signatory



KRT UNION LLC,
a Delaware limited liability company,

By:   KRT Union Manager LLC,
      a Delaware limited liability company
      its sole member

      By:   /s/ Louis P. Meshon, Sr.
         ----------------------------------
            Louis P. Meshon, Sr.
            President of KRT Union Manager & Authorized Signatory

KR HARRODSBURG LLC
a Delaware limited liability company

By:   KR Harrodsburg Manager LLC,
      a Delaware limited liability company
      its sole manager

      By:   /s/ Louis P. Meshon, Sr.
         ----------------------------------
            Louis P. Meshon, Sr.
            President of KR Harrodsburg Manager LLC & Authorized Signatory


                      [SIGNATURES CON'T ON FOLLOWING PAGE]

KR MORGANTON LLC,
a Delaware limited liability company

By:   KR Morganton Manager LLC,
      a Delaware limited liability company,
      its sole manager

      By:   /s/ Louis P. Meshon, Sr.
         ----------------------------------
            Louis P. Meshon, Sr.
            President of KR Morganton Manager LLC & Authorized Signatory

KR TOWER PLAZA LLC
a Delaware limited liability company

By:   KR Tower Plaza Manager LLC,
      a Delaware limited liability company,
      its sole manager

      By:   /s/ Louis P. Meshon, Sr.
         ----------------------------------
            Louis P. Meshon, Sr.
            President of KR Tower Plaza Manager LLC & Authorized Signatory


KR DEVELOPMENT, L.P.,
a Pennsylvania limited partnership

By:   KR Development GP LLC,
      a Delaware limited liability company,
      its sole general partner

      By:   /s/ Louis P. Meshon, Sr.
         ----------------------------------
            Louis P. Meshon, Sr.
            President of KR Development GP LLC & Authorized Signatory

KR WAMPANOAG LLC
a Delaware limited liability company

By:   KR Wampanoag Manager LLC,
      a Delaware limited liability company,
      its sole manager

      By:   /s/ Louis P. Meshon, Sr.
         ----------------------------------
            Louis P. Meshon, Sr.
            President of KR Wampanoag Manager LLC & Authorized Signatory


                      [SIGNATURES CON'T ON FOLLOWING PAGE]

LENDER:

GMAC COMMERCIAL MORTGAGE CORPORATION,
a California corporation

By:   /s/ John Keller
   ----------------------------------
      Name: John Keller
      Title: Vice President